                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CGB&L FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
           Common Stock, $0.01 par value per share
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
           97,063
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           Computed in accordance with Rule 0-11(c) based on the $2,353,686.50
     -------------------------------------------------------------------------
           aggregate value of the transaction.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
           $2,353,686.50
     -------------------------------------------------------------------------


     (5) Total fee paid:
           $471
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          CGB&L FINANCIAL GROUP, INC.
                       229 E. South Street, P.O. Box 680
                       Cerro Gordo, Illinois 61818-0680
                                (217) 763-2911


                                                                  April 26, 2001

Dear Fellow Stockholder:

     We cordially invite you to attend a special meeting of the stockholders of CGB&L Financial Group, Inc.. The meeting will be held at the Hope Welty Library, 100 South Madison, Cerro Gordo, Illinois, on Wednesday, May 30, 2001 at 7:00 p.m., local time.

     At the special meeting, you will be asked to adopt a merger agreement which provides for Golden National Acquisition Corporation, a company controlled by David Bijan Movtady, to be merged with CGB&L, with CGB&L continuing as the surviving corporation. If the merger is completed, you will receive a cash payment of approximately $23.00 per share for each share of CGB&L stock that you own. Upon completion of the merger, you will not own any stock or other interest in CGB&L nor will you receive, as a result of the merger, any stock of Golden National Acquisition Corporation.

     Your exchange of shares of CGB&L stock for cash generally will cause you to recognize income for federal, and possibly state and local tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

     Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of holders of a majority of our outstanding shares of common stock.

     We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

     As of April 12, 2001, the directors and executive officers of CGB&L beneficially owned 24.43% of the shares of CGB&L stock. Our directors and executive officers have entered into a voting agreement whereby they have agreed to vote their shares in favor of the merger.

     Your Board of Directors has unanimously approved the merger agreement and unanimously recommends that you vote "FOR" the merger because the Board believes it to be in the best interests of our stockholders.

     It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

     On behalf of the Board, I thank you for your prompt attention to this important matter.


                              Sincerely,

                              /s/ Maralyn F. Heckman

                              Maralyn F. Heckman
                              President and Chief Executive Officer

                          CGB&L FINANCIAL GROUP, INC.
                       229 E. South Street, P.O. Box 680
                       Cerro Gordo, Illinois 61818-0680
                                (217) 763-2911

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 30, 2001

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders of CGB&L Financial Group, Inc. will be held at the Hope Welty Library, 100 South Madison, Cerro Gordo, Illinois on Wednesday, May 30, 2001 at 7:00 p.m. local time.

     A proxy card and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

     1. The adoption of the Agreement and Plan of Merger, dated February 16, 2001, among CGB&L, David Bijan Movtady and Golden National Acquisition Corporation, as amended on March 27, 2001. Golden National Acquisition Corporation, a company controlled by David Bijan Movtady, will be merged with us. Upon completion of the merger, you will receive approximately $23.00 in cash for each share of CGB&L common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

     2. The potential adjournment of the special meeting of stockholders if necessary to solicit additional proxies; and

     3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

     Our stockholders of record at the close of business on April 12, 2001 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. You have a right to dissent from the merger and obtain payment of the fair value of your shares by complying with the applicable Delaware law provisions, which have been reproduced at Appendix C.

     You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.


April 26, 2001
                              By Order of the Board of Directors,

                              /s/ Maralyn F. Heckman

                              Maralyn F. Heckman
                              President and Chief Executive Officer

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING................................................   1
SUMMARY TERM SHEET...................................................................................................   2
 CGB&L Stockholders Will Receive Approximately $23.00 in Cash Per Share of CGB&L Common Stock........................   2
 Our Reasons for the Merger..........................................................................................   2
 Some Material Terms of the Merger Agreement.........................................................................   2
 The Merger will be Taxable to CGB&L's Stockholders..................................................................   3
 CGB&L's Board of Directors Recommends Stockholder Approval..........................................................   3
 Our Financial Advisor Says the Merger Consideration is Fair from a Financial Point of View to CGB&L's Stockholders..   3
 Financial Interests of CGB&L's Officers and Directors in the Merger.................................................   3
 You Have Dissenters' Rights.........................................................................................   4
 Merger Expected to Occur in the Second Calendar Quarter of Year 2001................................................   4
SELECTED CONSOLIDATED FINANCIAL AND OTHER INFORMATION ABOUT CGB&L....................................................   5
THE SPECIAL MEETING..................................................................................................   6
 Place, Time and Date................................................................................................   6
 Matters to Be Considered............................................................................................   6
 Record Date; Vote Required..........................................................................................   6
 Beneficial Ownership of CGB&L Common Stock..........................................................................   6
 CGB&L Common Stock..................................................................................................   7
 Proxies.............................................................................................................   7
THE MERGER...........................................................................................................   9
 General.............................................................................................................   9
 The Companies.......................................................................................................   9
 Background of the Merger............................................................................................   9
 Our Reasons for the Merger; Recommendation of Your Board of Directors...............................................  10
 The Consideration is Fair According to Olive Corporate Finance LLC, Our Financial Advisor...........................  11
 CGB&L Stockholders and Option Holders Will Receive Cash for Their CGB&L Shares and Stock Options....................  15
 Procedure for Surrendering Your Certificates........................................................................  15
 Representations and Warranties Made by Us and Mr. Movtady...........................................................  16
 Conditions to the Merger............................................................................................  16
 Conduct of Business Prior to the Completion of the Merger...........................................................  17
 Approvals Needed to Complete the Merger.............................................................................  19
 Waiver and Amendment of the Merger Agreement........................................................................  20
 Termination of the Merger Agreement.................................................................................  20
 Interests of Directors and Officers in the Merger that are Different from Your Interests............................  21
 Effective Time of the Merger........................................................................................  22
 You Have Dissenters' Rights of Appraisal............................................................................  22
 Federal Income Tax Consequences of the Merger to You................................................................  23
 Accounting Treatment of the Merger..................................................................................  24
 Who Pays for What...................................................................................................  24
 Voting Agreement....................................................................................................  24
ADJOURNMENT OF THE SPECIAL MEETING...................................................................................  25
BENEFICIAL OWNERSHIP OF CGB&L COMMON STOCK...........................................................................  26
STOCKHOLDER PROPOSALS................................................................................................  27
OTHER MATTERS........................................................................................................  28
WHERE YOU CAN FIND MORE INFORMATION..................................................................................  28
APPENDIX A AGREEMENT AND PLAN OF MERGER..............................................................................  29
APPENDIX B OPINION OF FINANCIAL ADVISOR..............................................................................  30
APPENDIX C DISSENTERS' RIGHTS OF APPRAISAL...........................................................................  31

                             QUESTIONS AND ANSWERS
                ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING


Q:  What do I need to do now?

A: After you have carefully read this proxy statement, indicate on your proxy card how you want your shares to be voted. Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the special meeting.

Q: Why is my vote important?

A: The merger must be approved by holders of a majority of the outstanding shares of CGB&L common stock. If you do not return your proxy card or vote in person at the special meeting, it will have the same effect as a vote against the merger.

Q: If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the directions your broker provides.

Q: What if I fail to instruct my broker?

A: If you fail to instruct your broker to vote your shares, it will have the same effect as a vote against the merger agreement.

Q: Can I attend the meeting and vote my shares in person?

A: Yes. All stockholders are invited to attend the special meeting. Stockholders of record can vote in person at the special meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the special meeting.

Q: Can I change my vote?

A: Yes, if you have not voted through your broker or other nominee, there are three ways you can change your vote after you have sent in your proxy card.

   First, you may send a written notice to CGB&L's President, Maralyn Heckman, stating that you would like to revoke your proxy.

   Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

   Third, you may attend the special meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

Q: Should I send in my stock certificates now?

A: No. Instructions for surrendering your CGB&L stock certificates in exchange for the purchase price per share of approximately $23.00 in cash will be sent to you after we complete the merger.

Q: Who should I call with questions?

A: You should call Maralyn F. Heckman, President of CGB&L, at (217) 763-2911.

                               SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


CGB&L Stockholders Will Receive Approximately $23.00 in Cash Per Share of CGB&L Common Stock (see page 15).

    When the merger is completed, each CGB&L stockholder will receive approximately $23.00 in cash for each share of CGB&L common stock subject to possible adjustment down in the event that CGB&L's stockholder's equity falls below the level specified in the merger agreement. You will be entitled to receive the purchase price of approximately $23.00 per share upon the surrender of your stock certificate for those shares.

Our Reasons for the Merger (see pages 10-11).

   Our Board of Directors believes that the merger is in the best interests of CGB&L and our stockholders and recommends that stockholders vote "FOR" the proposal to adopt the merger agreement. The proposed merger will enable our stockholders to realize significant value on their investment in CGB&L. In reaching its decision to approve the merger agreement, our Board considered various factors which are discussed in detail in this proxy statement.

Some Material Terms of the Merger Agreement.

   CGB&L will merge with a newly formed Delaware corporation owned by David Bijan Movtady (Golden National Acquisition Corporation) with CGB&L being the surviving corporation (see page 9).


   The merger cannot occur unless CGB&L stockholders approve the merger by the affirmative vote of holders of a majority of the outstanding shares of CGB&L common stock and we receive approvals from banking regulators (see pages 19-
   20).

   If the merger is not completed on or before December 16, 2001, the merger may be terminated by either CGB&L or Mr. Movtady, unless it is not completed due to the failure of party terminating to fulfill its obligations under the merger agreement (see pages 20-21).

   All of our current members of Cerro Gordo Building and Loan's Board of Directors will continue to serve on the Bank's board after the merger (see page 22).

   We have agreed not to solicit or encourage a competing transaction to acquire us or Cerro Gordo Building and Loan except where the failure to do so would cause our Board to breach its fiduciary duties (see page 19).

   In connection with the merger, each of our directors and executive officers entered into a voting agreement with Mr. Movtady and Golden National Acquisition Corporation. Each of our directors and executive officers agreed, among other things, to cause all of their shares of CGB&L common stock to be voted in favor of the merger (see pages 24-25).

   We have agreed that prior to the merger we will conduct our business according to particular guidelines (see pages 17-19).

   The completion of the merger depends on a number of conditions being satisfied or waived (see pages 16-17).

The Merger will be Taxable to CGB&L's Stockholders' (see pages 23-24).

   You will recognize income for federal, and possibly state and local tax purposes, on the exchange of your CGB&L shares for cash. You will recognize gain or loss equal to the difference between the amount of cash you receive and your tax basis in the CGB&L common stock. You should determine the actual tax consequences of the merger to you. Your tax consequences will depend on your specific situation and factors not within our control. You should consult your personal tax advisor for a full understanding of the merger's specific tax consequences to you.

CGB&L's Board of Directors Recommends Stockholder Approval' (see pages 10-11).

   Our Board of Directors believes that the merger is in the best interests of CGB&L and our stockholders and has unanimously approved the merger. Our Board unanimously recommends that CGB&L stockholders vote "FOR" adoption of the merger agreement.

Our Financial Advisor Says the Merger Consideration is Fair from a Financial Point of View to CGB&L's Stockholders' (see pages 11-14).

   Our financial advisor, Olive Corporate Finance LLC has given us its written opinion dated April 18, 2001 that states the cash consideration to be paid to our stockholders is fair from a financial point of view. A copy of the opinion is attached to this proxy statement as Appendix B. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by Olive in issuing its opinion. We have agreed to pay Olive a fee of 3.5% of the total merger consideration; the fee is estimated to be $82,379.03 plus up to $1,000 in out-of-pocket expenses.

Financial Interests of CGB&L's Officers and Directors in the Merger' (see pages 21-22).

   Our directors and executive officers have interest in the merger as individuals in addition to, or different from, their interests as stockholders:

   Maralyn F. Heckman, our President, will enter into an employment agreement with Cerro Gordo Building and Loan for a 3-year period after the merger.

   Our directors and executive officers and one key employee had previously received restricted stock awards pursuant to the CGB&L Management Plan which provided for the vesting of such shares over a five-year period. As of April 12, 2001, the directors and executive officers of CGB&L held 2,992 shares of unvested restricted stock. As a result of the merger, the vesting in the shares will be accelerated and converted into the right to receive the purchase price per share of approximately $23.00.

   Our directors, executive officers and one key employee had been previously granted stock options pursuant to the CGB&L Stock Option Plan which provided for the vesting of such options over a five year period. As of April 12, 2001, the directors and executive officers of CGB&L held 9,150 stock options, of which 7,320 were not vested. As a result of the merger, the vesting in the stock options will be accelerated and all outstanding stock options will be converted into the right to receive the spread between the purchase price per share of approximately $23.00 and the exercise price of the options.

   Mrs. Heckman and each of the other directors of Cerro Gordo Building and Loan of our Board of Directors will continue to serve as directors of Cerro Gordo Building and Loan after the merger.

   Mr. Movtady has agreed to use his best efforts to cause Cerro Gordo Building and Loan to continue to indemnify the bank's officers and directors for events that occurred before the merger for a period of three years after the merger.

Our Board of Directors was aware of these interests and considered them in its decision to approve the merger agreement.

You Have Dissenters' Rights' (see pages 22-23).

   Under Delaware law, you have dissenters' rights with respect to your CGB&L shares. If you do not wish to accept the purchase price per share of approximately $23.00, you can dissent from the merger and instead seek to have the fair value of your shares judicially determined and paid to you in cash. However, in order to exercise your rights, you must follow specific procedures. You should carefully read Section 262 of the Delaware General Corporation Law which is included as Appendix C.

Merger Expected to Occur in the Second Calendar Quarter of Year 2001 (see page
17).

   This merger will only occur after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the merger will occur in the second calendar quarter of 2001.

                   SELECTED CONSOLIDATED FINANCIAL AND OTHER
                            INFORMATION ABOUT CGB&L

     The following tables set forth selected historical consolidated financial and other data about CGB&L at the dates and for the periods shown. The historical consolidated financial data for the nine months ended December 31, 2000 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation at such dates and for such periods have been made. Operating results for the nine months ended December 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ended March 31, 2001. The financial information for the four years ended March 31, 2000 is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the Securities and Exchange Commission.


                                 At or for the
                                  nine months
                                    ended                                  At or for the year ended
                                  December 31,                                      March 31,
                                ---------------------------------------------------------------------------------------
                                        2000           2000               1999             1998*             1997*
                                     ----------     ----------         ----------       ----------        ----------
Condensed Statements of Income:
Interest Income                       $  493,045     $  629,303         $  573,930       $  541,984        $  459,968
Interest Expense                         268,890        322,918            315,124          309,763           270,470
   Deposits                              220,856        240,101            276,434          289,130           270,470
   Borrowings                             48,034         48,817             38,690           20,633                 0
   Net Interest Income                   224,155        306,385            258,806          232,221           189,498
Loan Loss Provision                            0              0                  0           26,500                 0
Net Interest Income
   After Loan Loss Provision             224,155        306,385            258,806          205,721           189,498
Other Operating Income                     4,262          4,177              7,193            6,708             6,510
Other Operating Expenses                 198,109        273,040            218,003          159,855           176,671
Income Before Income Tax                  30,308         37,522             47,996           52,574            19,337
Income Taxes                               7,993          7,414             10,625           10,702             1,378
Net Income                                22,315         30,108             37,371           41,872            17,959

Per Share Data:
Book Value                                 18.20          17.08              16.84              N/A               N/A
Cash Dividends                               .20            .20                  0                0                 0
Net Income                                   .25            .33                N/A              N/A               N/A
Weighted Average Common
 Shares Outstanding                       90,847         92,894             99,000              N/A               N/A

Balance Sheet Data:
Assets                                $8,143,036     $7,981,684          7,382,732       $6,934,981        $6,288,646
Securities (Book Value)                  365,986        163,317            211,827          175,329           100,716
Loans, Net                             6,870,170      6,591,500          5,390,273        5,526,189         4,705,287
Deposits                               5,315,678      5,265,067          4,995,294        5,250,307         5,308,464
Borrowed Funds                         1,000,000      1,000,000            600,000          600,000                 0
Stockholders' Equity                   1,653,354      1,586,663          1,667,578          986,014           894,897
Common Shares Issued                      99,000         99,000             99,000                0                 0
Treasury Stock                             2,687          2,365                  0                0                 0

__________________________________
*Includes financial information for periods prior to 9/28/1998, the date on which CGB&L converted from mutual to stock form.

                              THE SPECIAL MEETING

Place, Time and Date

     The special meeting is scheduled to be held at 7:00 p.m., local time, on Wednesday, May 30, 2001, at the Hope Welty Library, 100 South Madison, Cerro Gordo, Illinois.

Matters to Be Considered

     At the special meeting, you will be asked to approve a proposal to adopt the merger agreement, a proposal to adjourn the special meeting if necessary to solicit additional proxies and such other matters as are properly brought before the special meeting. We do not know of any business that will be presented for consideration at the special meeting other than the approval of the merger agreement.

Record Date; Vote Required

     Only our stockholders of record at the close of business on April 12, 2001 are entitled to notice of and to vote at the special meeting. As of April 12, 2001, there were 97,063 shares of our common stock outstanding and entitled to vote at the special meeting.

     Holders of our outstanding shares of common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxy, of the holders of a majority of our outstanding shares of common stock entitled to vote will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

     To approve the merger agreement, the holders of a majority of the outstanding shares of CGB&L common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of CGB&L's common stock cast must vote in favor of the proposal to adjourn the special meeting. CGB&L's directors and executive officers have agreed to vote the 23,711.23 shares (or 24.43%) owned by them in favor of the merger.

     Approval of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."

Beneficial Ownership of CGB&L Common Stock

     As of April 12, 2001, our directors and executive officers and their affiliates beneficially owned in the aggregate 23,711.23 shares of our common stock, or 24.43% of our outstanding shares of common stock entitled to vote at the special meeting. Based on the unanimous approval of the merger agreement by our Board of Directors and each directors' and executive officers' execution of the voting agreement, we currently expect all of our directors and executive officers will vote their shares of CGB&L common stock beneficially owned by them for approval of the merger agreement.

CGB&L Common Stock

     Our common stock is traded on the OTC Bulletin Board under the symbol "CGBL." On January 11, 2001, the last day trading of our common stock occurred prior to the announcement by CGB&L that it had entered into a letter of intent to engage in the merger, the closing price per share of our common stock was $10.00 (based on the last transaction in CGB&L common stock of which management of CGB&L is aware which occurred in July 2000). No shares of CGB&L common stock have been traded since the announcement of the letter of intent. On April 18, 2001, the best bid price that was quoted for our common stock as set forth on the OTC Bulletin Board's Internet World Wide Website maintained at "http://www.OTCBB.com" was $15.00 per share.

Proxies

     Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement and "FOR" the proposal to adjourn, if necessary.

     You should complete and return the proxy card accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. You can revoke your proxy at any time before the vote is taken at the special meeting by:

     . submitting written notice of revocation to Maralyn Heckman, the President of CGB&L,

     .  submitting a properly executed proxy of a later date, or

     . voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

     Written notice of revocation and other communications about revoking your proxy should be addressed to:

                    Maralyn F. Heckman, President
                    CGB&L FINANCIAL GROUP, INC.
                    229 E.  South Street
                    P.O. Box 680
                    Cerro Gordo, Illinois
                    61818-0680

     If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. We know of no other matters to be presented at the meeting.

     Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by Olive Corporate Finance LLC may result in a resolicitation of your vote. Under those circumstances we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

     If your CGB&L common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. If your CGB&L common stock is held in street name, please see your instruction form that accompanies this proxy statement.

     In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

     You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope.

     You should not forward stock certificates with your proxy cards.

                                  THE MERGER

     The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

     As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, CGB&L and Golden National Acquisition Corporation ("Acquisition Corporation") will merge in accordance with Delaware law. Under the terms of the merger agreement, Acquisition Corporation will be merged with and into us, and we will continue as the surviving corporation.

     Upon completion of the merger, our stockholders will be entitled to receive approximately $23.00 in cash in consideration for each of their shares of CGB&L common stock they hold and will cease to be stockholders of CGB&L. Following the merger, Mrs. Heckman and each of the other directors of Cerro Gordo Building and Loan's board of directors will continue as directors of the Bank.

The Companies

CGB&L

     CGB&L is a Delaware corporation and the parent holding company of Cerro Gordo Building and Loan, s.b. Cerro Gordo Building and Loan is an Illinois state chartered savings bank located in Cerro Gordo, Illinois. Cerro Gordo Building and Loan operates one single branch office located at 229 East South Street in Cerro Gordo, Illinois.

Acquisition Corporation

    Acquisition Corporation is a Delaware corporation organized by Mr. David Movtady, Acquisition Corporation's sole stockholder to facilitate Mr. Movtady's acquisition of CGB&L. In accordance with the terms of the merger agreement, Acquisition Corporation's separate corporate existence will terminate upon the consummation of the merger contemplated in the merger agreement. Prior to the consummation of the merger, Mr. Movtady has agreed to infuse into Acquisition Corporation the funds necessary to enable Acquisition Corporation to meet its payment obligations under the merger agreement.

Background of the Merger

     Cerro Gordo Building and Loan Association operated since its organization in 1886 as a community oriented Illinois-chartered savings and loan association and converted to a state-chartered savings bank on December 31, 1992 under its current name of Cerro Gordo Building and Loan, s.b. From its inception, Cerro Gordo Building and Loan's main objectives were to attract deposits from the general public and use such deposits to invest primarily in one-to-four family residential mortgage loans.

     Cerro Gordo Building and Loan continued to maintain its community orientation and primary objectives following its conversion from a mutual to stock savings bank on September 28, 1998. Cerro Gordo Building and Loan is the only subsidiary of CGB&L, which was formed September 28, 1998.

     Management and the board of directors have continually monitored the financial service industry's evolution which has required increasing investments in technology. Management and the board have been concerned about CGB&L's ability to remain competitive as a small institution. The board of directors has also been aware of the trend towards consolidation in the industry and has received from time-to-time inquiries from persons interested in acquiring CGB&L.

     Several times over the last few years, the holding company of a local commercial bank had expressed interest in merging our two financial institutions. On July 25, 2000, a representative of the local institution met with the CGB&L board of directors and indicated the local institution would submit a proposal for the board's consideration. Around the same time, an out -of-state group had contacted CGB&L to express its interest. Shortly thereafter, after discussing the matter with our legal counsel, a non-binding indication of interest was solicited from both parties.

     The expressions of interest received from the two parties were not, in the opinion of the board, adequate in relation to book value and the other considerations looked at by the board. Shortly thereafter, however, the board decided to obtain professional assistance, and on September 14, 2000, CGB&L engaged Olive Corporate Finance LLC ("Olive") as its financial advisor. Olive was engaged to attempt to improve the financial terms of the offers previously received, to identify additional potential purchasers, and to conduct discussions and negotiations possibly leading to the sale of CGB&L.

     In connection with its engagement, Olive prepared a confidential information memorandum, contacted 36 parties, including both of the parties from whom expressions of interest had previously been received. Of the 36 parties contacted by Olive, 19 of them agreed to enter into confidentiality agreements with CGB&L and thereafter, 16 of them were provided the confidential information memorandum.

     Of the 16 parties that received the confidential information memorandum, six submitted expressions of interest to CGB&L. On January 10, 2001, Olive met with the CGB&L board of directors to discuss the six expressions of interest that were received from the prospective suitors. Legal counsel for CGB&L was also present at the meeting to advise the board on its fiduciary duties. The Olive representative discussed the terms of the six proposals, the characteristics of each institution making the proposal, and the market for thrift and bank stocks generally. Four of the expressions of interest were for cash consideration only and two involved a combination of cash and stock. The board of directors determined with the advice of Olive and legal counsel that the $23.00 per share proposal submitted by David Movtady was superior and in the best interests of the company and its stockholders.

     A non-binding letter of intent to be acquired by a company controlled by David Movtady was entered into between CGB&L and Mr. Movtady on January 11, 2001. The board authorized its representatives to pursue the negotiation of a definitive merger agreement between the two parties. Thereafter, CGB&L's legal counsel and representatives of David Movtady negotiated the terms of the merger agreement.

     Due diligence was conducted for approximately one month following the date that the letter of intent was entered into. On January 22, 2001, David and Jacob Movtady visited Cerro Gordo Building and Loan, met the staff and conducted on site due diligence.

     On February 14, 2001, a final draft of an agreement and plan of merger was presented to the CGB&L board of directors for its consideration. CGB&L's board of directors met, with an Olive representative and legal counsel participating by telephone, to discuss in detail the terms of the proposed definitive agreement. CGB&L's legal counsel reviewed the terms of the proposed definitive agreement with the Board. The representative of Olive delivered the firm's oral opinion that terms of the merger were fair to the company and its stockholders from a financial point of view. After discussion, the board of directors approved and adopted the merger agreement.

Our Reasons for the Merger; Recommendation of Your Board of Directors

   CGB&L's board of directors and management determined that the merger and the merger agreement are in the best interest of CGB&L and its stockholders. In reaching this determination, the board consulted with legal counsel as to its legal duties and the terms of the merger agreement and with its financial adviser with respect to the financial aspects and fairness of the transaction consideration. In arriving at its determination, the CGB&L's board also considered a number of factors including, but not limited to, the following:

  . the merger price to be paid to CGB&L stockholders in relation to the market value, book value, earnings per share and dividend rates of our common stock;

  .  the terms of the merger agreement;

  .  the historical trading prices for CGB&L common stock;

  . the impact of the merger on the employees, customers, depositors, and communities served by us;

  . information concerning the business, earnings, operations, financial condition, size, and prospects of CGB&L as an independent company;

  . the current and prospective changes in technology, economic, competitive, and regulatory environment facing CGB&L, the bank and the financial services industry;

  . the results of the contacts and discussions between CGB&L and Olive and various third parties and the belief of the board of directors and management that the merger with David Movtady offered the best transaction available to CGB&L and its stockholders;

  . the financial advice rendered by Olive, as financial adviser to CGB&L, that the merger consideration is fair, from a financial standpoint, to CGB&L stockholders;

  . the results of the due diligence investigation of David Movtady, including an assessment of his ability to pay the aggregate merger consideration and the likelihood of the merger being approved by regulatory authorities; and

  . CGB&L's strategic alternatives to the merger, including the continued operation of Cerro Gordo Building and Loan as an independent financial institution.

  In reaching its determination to approve and recommend the merger, the board of directors did not assign any specific or relative weights to any of the foregoing factors, and individual directors may have weighted factors differently.

  Our board of directors believes that the merger is in the best interest of CGB&L and our stockholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

The Consideration is Fair According to Olive Corporate Finance LLC, Our Financial Advisor

     On February 14, 2001, Olive Corporate Finance LLC, our financial advisor, delivered its oral opinion to our board of directors that, as of that date, the terms of the merger were fair, from a financial point of view, to CGB&L's stockholders. The basis for this opinion has been updated for the purposes of this proxy statement and the opinion remains unchanged.

     We have attached as Appendix B to this proxy statement the full text of Olive's opinion, which describes the assumptions made, matters considered, and limits on the review undertaken. The following is a summary of the opinion and matters which Olive considered. We incorporate the Olive opinion by reference. We urge you to read the opinion in its entirety.

     We engaged Olive on September 14, 2000 to act as financial advisor and to assist us on the potential sale of CGB&L. As part of our engagement, Olive agreed to advise the CGB&L Board of Directors as to the fairness of the consideration, from a financial perspective, to be paid by David Bijan Movtady, or his agents, to CGB&L stockholders as set forth in the merger agreement. With respect to the pending transaction involving Mr. Movtady, Olive advised CGB&L during the evaluation and negotiation process leading up to the execution of the merger agreement.

     As part of its investment banking business, Olive is regularly engaged in reviewing the fairness of transactions involving financial institutions from a financial perspective and in valuing financial institutions and other businesses and their securities in connection with mergers, acquisitions, and other transactions. Neither Olive nor any of its affiliates has a material financial interest in CGB&L or Acquisition Corporation or with Mr. Movtady. Olive was selected to advise the CGB&L Board of Directors based upon its familiarity with financial institutions and its knowledge of the banking industry as a whole.

     Except as described in this section, neither CGB&L, Mr. Movtady, nor Acquisition Corporation has had any material or compensable relationship with Olive, its affiliates, and/or unaffiliated representatives during the past two years.

  Olive performed certain analyses of the proposed transaction. The procedures performed and the corresponding results are described below. The results of Olive's analyses and the range of values for CGB&L have been discussed with the Board of Directors of CGB&L in connection with Olive's advice as to the fairness of the consideration to be paid by Mr. Movtady.

  As part of preparing its fairness opinion, Olive performed a due diligence review of CGB&L. As part of the due diligence review, Olive spoke with CGB&L's management and reviewed the following documents: CGB&L's Annual Reports to Stockholders on Form 10-KSB for the fiscal years ended March 31, 1999 and March 31, 2000, Annual Reports to Stockholders for the eleven months ended March 31, 1997 and for the fiscal year ended March 31, 1998, and Quarterly Reports on Form 10-QSB dated June 30, 2000, September 30, 2000, and December 31, 2000; Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation dated June 30, 2000, September 30, 2000, and December 31, 2000; Uniform Bank Performance Report dated December 31, 2000 and various internal financial reports regarding the operations and the financial condition of CGB&L. Olive also reviewed statistical performance data regarding the loan portfolio and securities portfolio of CGB&L. In reviewing the above information, Olive took into account its assessment of general market and financial conditions, its experience in other transactions, and its knowledge of the banking industry generally.

     In connection with rendering the opinion and preparing its written and oral presentations to CGB&L's Board of Directors, Olive performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Olive in this engagement. The preparation of an opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances of the transaction. Therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, Olive believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, Olive made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond CGB&L's control. The analyses performed by Olive are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the values of businesses do not purport to be appraisals or reflect the process by which businesses actually may be sold.

  Comparable Transactions Analysis: Olive reviewed and compared actual
  ---------------------------------
information for comparable pending or closed transactions it deemed relevant to the Merger, including; (i) 21 merger and/or acquisition transactions of US thrifts with assets less than $75 million announced since January 1, 1999; (ii) 27 merger and/or acquisition transactions of Midwest thrifts announced since January 1, 2000; (iii) 4 merger and/or acquisition transactions of Illinois thrifts announced since January 1, 2000 (iv) 12 merger and/or acquisition transactions of US thrifts announced since January 1, 2000 with returns on average assets of less than .40%; (v) 20 merger and/or acquisition transactions of US thrifts announced since January 1, 2000 with returns on average equity of less than 5.00%. The purpose of the analysis was to to obtain a valuation range based on these transactions. The implied multiples of earnings, multiples of tangible book value, and the premium over tangible book value to core deposits ratios were applied to CGB&L to determine a range of acquisition values.

     In order to determine transactions that were comparable for the analyses, Olive reviewed and considered announced transactions from January 1, 1997 to the present. Public information was accumulated for pending or closed transactions involving thrifts during this period and examined on a yearly basis. Based on the transaction pricing information, Olive determined that pricing trends for transactions pending or closed in 1997, 1998 and 1999 were not representative of current market conditions in the thrift industry and the overall economic environment. Therefore, Olive determined that only pending or closed transactions occurring from January 1, 2000 to the present were relevant for the analyses.

     The analysis of merger and/or acquisition transactions of US thrifts with assets less than $75 million indicated that based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 32.00X and 32.29X, respectively, compared to an implied valuation of 97.06X CGB&L's last twelve months' earnings through December 31, 2000; (ii) the mean and median ratios of transaction value to tangible book value were 147% and 125%, respectively, compared to an implied valuation of 135% of CGB&L's tangible book value as of December 31, 2000; (iii) the mean and median premium over tangible book value to core deposit ratios were 7.72% and 6.94%, respectively, compared to an implied valuation of 10.90% for CGB&L as of December 31, 2000.

     The analysis of merger and/or acquisition transactions of Midwest thrifts indicated that based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 24.01X and 19.75X, respectively, compared to an implied valuation of 97.06X CGB&L's last twelve months' earnings through December 31, 2000; (ii) the mean and median ratios of transaction value to tangible book value were 135% and 131%, respectively, compared to an implied valuation of 135% of CGB&L's tangible book value as of December 31, 2000; (iii) the mean and median premium over tangible book value to core deposit ratios were 6.71% and 6.12%, respectively, compared to an implied valuation of 10.90% for CGB&L as of December 31, 2000.

     The analysis of merger and/or acquisition transactions of Illinois thrifts indicated that based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 22.18X and 19,76X, respectively, compared to an implied valuation of 97.06X CGB&L's last twelve months' earnings through December 31, 2000; (ii) the mean and median ratios of transaction value to tangible book value were 151% and 149%, respectively, compared to an implied valuation of 135% of CGB&L's tangible book value as of December 31, 2000; (iii) the mean and median premium over tangible book value to core deposit ratios were 6.22% and 7.93%, respectively, compared to an implied valuation of 10.90% for CGB&L as of December 31, 2000.

     The analysis of merger and/or acquisition transactions of US thrifts with return on assets of less than .40% indicated that based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 31.13X and 32.39X, respectively, compared to an implied valuation of 97.06X CGB&L's last twelve months' earnings through December 31, 2000; (ii) the mean and median ratios of transaction value to tangible book value were 141% and 121%, respectively, compared to an implied valuation of 135% of CGB&L's tangible book value as of December 31, 2000; (iii) the mean and median premium over tangible book value to core deposit ratios were 5.62% and 4.99%, respectively, compared to an implied valuation of 10.90% for CGB&L as of December 31, 2000.

     The analysis of merger and/or acquisition transactions of US thrifts with return on equity of less than 5.00% indicated that based on the announced transaction value: (i) the mean and median multiples of transaction value to respective last twelve months' earnings were 34.07X and 32.29X, respectively, compared to an implied valuation of 97.06X CGB&L's last twelve months' earnings through December 31, 2000; (ii) the mean and median ratios of transaction value to tangible book value were 131% and 119%, respectively, compared to an implied valuation of 135% of CGB&L's tangible book value as of December 31, 2000; (iii) the mean and median premium over tangible book value to core deposit ratios were 6.83%
and 5.99%, respectively, compared to an implied valuation of 10.90% for CGB&L as of December 31, 2000.

     Adjusted Net Asset Value Analysis: Olive reviewed CGB&L's balance sheet
     ---------------------------------
data to determine the amount of material adjustments required to the stockholder's equity of CGB&L based on differences between the market value of CGB&L's assets and their value reflected on CGB&L's financial statements. Olive determined that no adjustments were warranted. The adjusted net asset value was determined to be $17.03 per share of CGB&L 's common stock as of December 31, 2000.

     Discounted Earnings Analysis: A dividend discount analysis was performed by
     ----------------------------
Olive pursuant to which a range of stand-alone values of CGB&L was determined by adding (i) the present value of estimated future dividend streams that CGB&L could generate over a five-year period beginning in 2002 and ending in 2006, and
(ii) the present value of the "terminal value" of CGB&L's common tangible equity at the end of 2006. The "terminal value" of CGB&L's common tangible equity at the end of the five-year period was determined by applying a multiple of 1.25X the projected terminal year's tangible book value. The multiple of 1.25X reflects the median price paid as a multiple of tangible book value of 21 US thrift transactions with assets less than $75 million announced since January 1, 2000.

     Dividend streams and terminal values were discounted to present values using a discount rate of 10%. The rate reflects assumptions regarding the required rate of return of holders or buyers of CGB&L's common stock. The value of CGB&L, determined by adding the present values of the total cash flows, was $14.53 per share of CGB&L's common stock. In addition, using the five-year projection as a base, a twenty-year projection was prepared assuming an annual growth rate of 5.00%, return on assets of .35% for the first five years of the the analysis period and .40% for the remainder of the analysis period. Dividends were assumed to be 70% of income for all years. The long-term projection resulted in a value of $6.37 per share of CGB&L's common stock.

     Specific Acquisition Analysis: Olive valued CGB&L based on an acquisition
     -----------------------------
analysis assuming a "break-even" earnings scenario to Mr. Movtady as to price, current interest rates, and amortization of the premium paid. Based on this analysis, an acquiring institution would pay $10.78 per share of CGB&L common stock, assuming they were willing to accept no impact to their net income in the initial year. This analysis was based on a funding cost of 10% adjusted for taxes, amortization of the acquisition premium over 15 years and last twelve months' earnings through December 31, 2000 of $23,000.

     The opinion is directed only to the question of whether the consideration to be received by CGB&L's stockholders under the merger agreement is fair and equitable from a financial perspective and does not constitute a recommendation by Olive to any CGB&L stockholder to vote in favor of the merger. CGB&L, Mr. Movtady, and Acquisition Corporation imposed no limitations on Olive regarding the scope of its investigation or otherwise.

     Based on the results of the various analyses described above, Olive concluded that the consideration of $23.00 per share of common stock (subject to adjustment as set forth in the merger agreement) to be received by CGB&L's stockholders under the merger agreement is fair and equitable from a financial perspective to the stockholders of CGB&L.

     Olive will receive a fee estimated to be $82,379 plus reimbursement for reasonable out-of-pocket expenses not to exceed $1,000 from CGB&L for its services. In addition, CGB&L has agreed to indemnify Olive and its officers and employees from liability in connection with the CGB&L Merger, and to hold Olive harmless from any losses, actions, claims, damages, expenses or liabilities related to any of Olive's acts or decisions made in good faith and in the best interest of CGB&L. Over the past two years, Olive's affiliate, Olive LLP has been engaged by CGB&L to provide audit and other accounting related services. Fees paid by CGB&L in fiscal 2000 and 1999 were $18,729 and $48,300, respectively.

CGB&L Stockholders and Option Holders Will Receive Cash for Their CGB&L Shares and Stock Options

     Upon completion of the merger, each outstanding share of CGB&L common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Delaware law and other than treasury shares) shall be converted into and represent the right to receive cash equal to an amount determined by dividing the total purchase price of (1) $2,353,686.50 (subject to adjustment as described below) plus (2) the product of the number of options outstanding times the exercise price of those options; by the sum of (a) CGB&L shares which are issued and outstanding immediately prior to the time the merger is effective plus (b) the number of shares issuable pursuant to all CGB&L options outstanding. Holders of any CGB&L options will receive cash equal to the difference between the purchase price per share (expected to be approximately $23.00 per share) and the exercise price of the options multiplied by the number of options held by him or her. As of April 12, 2001, there were [97,063] shares of CGB&L common stock issued and outstanding and [9,150] shares of CGB&L common stock issuable pursuant to CGB&L stock options having an exercise price of $9.75 per option. The aggregate amount of the cash payment represents the merger consideration. The purchase price per share of outstanding common stock is expected to be approximately $23.00.

     Possible Purchase Price Adjustment. The merger consideration described above may be adjusted down by the amount of the positive difference, if any, between the CGB&L Equity Benchmark minus CGB&L's Adjusted Stockholders Equity, as these terms are defined below.

     The merger agreement defines "CGB&L Equity Benchmark" as an amount equal to the greater of:

     .    $1,540,854; and

     . the difference between $1,653,354 (which was CGB&L's total stockholders' equity as of December 31, 2000) and 75% of the transaction costs (adjusted for taxes) incurred by CGB&L in connection with this merger; provided, however, the transactions costs for purposes of the calculation cannot exceed $150,000.

     The merger agreement defines "Adjusted Stockholders Equity" as CGB&L's total stockholders equity as of the date immediately preceding the closing date of the merger, which amount is to include all transaction costs in connection with the merger but is to exclude:

     . any realized gains on the sales of securities which occurred after December 31, 2000;

     . any change in the amount of adjustment required by accounting standards resulting from unrealized gains and losses on securities which were classified as available-for-sale or as trading securities; and

     . any accounting or other adjustments made pursuant to Mr. Movtady's reasonable request in accordance with Section 6.16 of the merger agreement.

     The discussion above is qualified in its entirety by reference to the merger agreement itself which is attached as Appendix A. You are strongly encouraged to read the merger agreement in its entirety.

Procedure for Surrendering Your Certificates

     Prior to the effective time of the merger, Mr. Movtady will deposit with American National Bank and Trust Company of Chicago cash in an amount equal to the merger consideration. American National will act as paying agent for the benefit of the holders of certificates of CGB&L common stock in exchange for the merger consideration.

     Not later than three business days prior to the closing date of the merger, Mr. Movtady will mail, or will cause to be mailed, a letter of transmittal to CGB&L stockholders. The letter of transmittal will contain instructions for surrendering your certificates of CGB&L common stock.

     You should not return your CGB&L common stock certificates with the enclosed proxy, and you should not send your stock certificates to the paying agent until you receive the letter of transmittal.

     If a certificate for CGB&L common stock has been lost, stolen or destroyed, the paying agent will issue the merger consideration following:

     . receipt of an affidavit by the person claiming the loss, theft or destruction of his or her certificate; and

     . if required by Mr. Movtady, the posting of a bond by such person in an amount not to exceed the merger consideration to be paid for such certificates.

     Neither the paying agent, CGB&L nor Mr. Movtady will be liable for funds that are delivered to a public official due to any abandoned property, escheat or similar laws.

Representations and Warranties Made by Us and Mr. Movtady

     The merger agreement contains representations and warranties made by us and Mr. Movtady which are customary in merger transactions, including, among others, representations and warranties concerning:

     . the organization of CGB&L and Acquisition Corporation, and their subsidiaries, as applicable;

     .    the due authorization, execution and delivery of the merger agreement;
          and

     . the consents or approvals required under, and the lack of breaches or violations of, applicable certificates of incorporation, bylaws, instruments and laws, with respect to the transactions contemplated by the merger agreement.

     We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, reports filed with the SEC, the absence of material adverse changes and legal claims, the accuracy of information contained in this proxy statement, our employee benefit plans and their compliance with applicable regulations, payment of taxes, compliance with applicable laws, our material contracts, title to property and assets, undisclosed liabilities, environmental matters, the absence of restrictions on our business, the status of our loan portfolio and our insurance policies. Mr. Movtady and Acquisition Corporation also have represented that they have the funds necessary to pay the merger consideration required of them under the merger agreement without obtaining third-party financing.

     These representations and warranties will not survive beyond the completion of the merger.

Conditions to the Merger

     The respective obligations of Mr. Movtady and CGB&L to consummate the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

     . the accuracy of the other party's representations and warranties in all material respects;

     . the performance by the other party of its obligations contained in the merger agreement in all material respects;

     . all proceedings by the other party and the documents evidencing those proceedings must be reasonably satisfactory;

     . the absence of any order, judgment, decree, injunction or ruling of a court of competent jurisdiction which enjoins or prohibits the completion of the merger;

     . the merger and the transactions contemplated by the merger must not conflict with or be in violation of any legal requirement or order of any regulatory authority; and

     .    approval of the merger agreement by our stockholders.

     Mr. Movtady and Acquisition Corporation's obligation to effect the merger also are subject to the following conditions:

     .    absence of material adverse changes to our business;

     . the receipt of all approvals or consents required by either party and the expiration of all applicable waiting periods;

     . not more than 10% of the shares shall have exercised dissenter's rights of appraisal; and

     . CGB&L's stockholders' equity must not be less than $1,500,000 and the allowance for loan and lease losses of Cerro Gordo Building and Loan must not be less than $32,700 on the closing date.

     CGB&L's obligation to effect the merger also are subject to the following conditions:

     .    Mr. Movtady shall have received all requisite regulatory approvals;
          and

     . the fairness opinion provided by Olive must not have been withdrawn as of the date of the special meeting of stockholders.

     There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware. It is currently anticipated that the effective time of the merger will occur during the second calendar quarter of 2001.

Conduct of Business Prior to the Completion of the Merger

     We agreed that during the period from the date of the merger agreement to the completion of the merger, except as contemplated by the merger agreement or unless Mr. Movtady provides his written consent, we, and our subsidiaries, will:

     . conduct our business in the regular, ordinary and usual course consistent with our past practice;

     . preserve intact our business organization, keep available the services of our officers, employees, and agents, and maintain the goodwill of our suppliers, customers, creditors, and others;

     .    confer with him concerning operational matters of a material nature;

     . enter into loan transactions only in accordance with sound credit practices;

     . maintain a reserve for possible loan and lease losses which is adequate in all material respects;

     . maintain all of our assets in good operating condition, maintain insurance on our assets, and pay all premiums on our policies when due;

     . file in a timely manner all of our required filings with regulatory authorities; and

     . maintain our books and records in the usual course of business, consistent with past practice and in compliance with our legal requirements.

     We also agreed, among other things, that prior to the effective time of the merger, unless Mr. Movtady provides his written consent, we, and our subsidiaries, will not:

     . enter into any new credit or new lending relationships in excess of $250,000 (other than mortgage loans secured by first liens on owner-occupied residences with a loan to value ratio of not more than 80%);

     . other than incident to a loan restructuring, extend additional credit to anyone if the person is the obligor to a non-performing loan or against any part of the indebtedness we have established loss reserves or charged-off;

     . change our capital stock, grant any stock option or right to purchase shares, issue any security convertible into capital stock or debt, grant any registration rights, purchase, redeem, or retire any capital stock, or declare or pay any dividend or distribution;

     . amend our certificate of incorporation, charter or bylaws or adopt any resolutions with respect to those documents;

     . pay any bonus, increase our salaries or enter into any employment, severance or similar contract, except for normal year-end bonuses and salary adjustments which were provided for in the merger agreement;

     . adopt, amend or terminate, or increase the payments under any employee benefit plan;

     . damage or destroy any of our assets or property;

     . enter into, terminate or extend any joint venture or similar agreement;

     . change or terminate any lease of our real or personal property;

     . enter into any new, or modify, renew or extend the term of any lease, contract or license that has a term of more than one (1) year, or that involves the payment by us of more than $10,000 in the aggregate;

     . sell or lease any of our assets or properties or mortgage, pledge or subject to any lien any of our assets or properties;

     . incur any obligation or liability other than in the ordinary course of business;

     . cancel or waive any claims or rights with a value in excess of $10,000;

     . make any capital investment exceeding $5,000 or aggregate investments exceeding $10,000;

     . merge with any other person, or acquire any stock, equity interest or business of any other person;

     . borrow or loan any money other than in the ordinary course of business;

     . change any of our policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, or accounting;

     . file any applications for additional branches or offices, close any current office or branch, or relocate operations from an existing location;

     . discharge any lien or repay any indebtedness except for obligations incurred and repaid in the ordinary course of business;

     . enter into any agreement to buy or sell any asset in excess of $10,000, except for sales of other real estate owned and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

     . purchase any derivative securities, financial futures or commodities or enter into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

     . hire any employee with an annual salary in excess of $10,000; or

     . enter into any agreement to do any of the things listed above.

     We agreed to notify Mr. Movtady if we become aware of any fact or condition that would cause us to breach any of our representations and warranties. If any fact or condition comes to our attention that would require us to change any schedule to the merger agreement, we must deliver to Mr. Movtady a supplement to the schedule specifying the change. We must also notify Mr. Movtady if we become aware of the breach of any covenant or of the occurrence of any event that might be expected to make the satisfaction of the conditions in the merger agreement impossible or unlikely.

     In addition, we, our agents, our subsidiaries and affiliates have agreed not to solicit inquiries or proposals from, furnish information to, take any other action to facilitate or participate in any discussions or negotiations with, third parties who are trying to acquire a material interest in us. Generally, an effort by us to encourage a merger, acquisition or similar business combination with a third party, the sale or lease of a significant subsidiary or of all or substantially all of our assets, or any tender offer or exchange offer for 10% or more of our stock would violate this provision. However, we are permitted to furnish information to or enter into negotiations with a third party if, after having consulted with and received the advice of our legal counsel, we determine in good faith that the failure to do so may cause our Board of Directors to breach its fiduciary duties. We are required to promptly notify Mr. Movtady if we receive any takeover proposal and provide information to Acquisition Corporation about any proposal.

Approvals Needed to Complete the Merger

    As a result of the merger, Mr. Movtady will own directly all of the outstanding stock of the surviving corporation in the merger and will own indirectly all of the outstanding stock of Cerro Gordo Building and Loan. Mr. Movtady will be deemed to control both CGB&L and Cerro Gordo Building and Loan and this acquisition of control is subject to the prior approval or waiver of such approval right by the Federal Reserve Bank of Chicago (the "Federal Reserve"), the Federal Deposit Insurance Corporation (the "FDIC") and the Illinois Office of Banks and Real Estate (the "OBRE").

    On February 26, 2001, Mr. Movtady filed applications for approval of the change in control of CGB&L and Cerro Gordo Building and Loan with the FDIC and the OBRE. We expect to receive the approvals of the FDIC and the OBRE of the change in control during the second calendar quarter of 2001.

    On February 26, 2001, Mr. Movtady also filed with the Federal Reserve a request for a waiver from the requirement that he receive approval from the Federal Reserve before obtaining control of CGB&L and Cerro Gordo Building and Loan. The Federal Reserve approved the waiver request on March 9, 2001, subject to the approval by the FDIC of the proposed acquisition of CGB&L.

     We are not aware of any other regulatory approvals required for completion of the merger and the change in control, except as described above. Should any other approvals or waivers be required, it is presently contemplated that such approvals or waivers would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by CGB&L stockholders.

     There can be no assurances that the requisite regulatory approvals or waivers will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before December 16, 2001, the merger agreement may be terminated by either Mr. Movtady or us. We can give you no assurance as to the receipt or timing of such approvals or waivers.

Waiver and Amendment of the Merger Agreement

     Prior to the completion of the merger, Acquisition Corporation and CGB&L may extend the time for performance of any obligations under the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement and waive compliance with any covenant, agreement or, to the extent permitted by law, any condition of the merger agreement.

     The merger agreement may be amended at any time by mutual agreement of Acquisition Corporation and CGB&L. After our stockholders have adopted the merger agreement, however, no amendment can reduce the amount or modify the form of consideration to be provided to our stockholders or materially adversely affect the rights of our stockholders without their approval.

Termination of the Merger Agreement

     The merger agreement may be terminated prior to the time the merger is completed, either before or after stockholder approval of the merger agreement, by:

     . the mutual written consent of Mr. Movtady and us;

     . by Mr. Movtady if any of the conditions required to be satisfied by us has not been satisfied or if satisfaction of a condition is or becomes impossible;

     . by us, if any of the conditions required to be satisfied by Mr. Movtady has not been satisfied or if satisfaction of a condition is or becomes impossible; or

     . by either us or Mr. Movtady, if the closing has not occurred by December
       16, 2001, or such later date as we and Mr. Movtady may agree, unless it is not completed because of the failure of the party seeking termination to fulfill its obligations under the merger agreement.

    In the event that the merger agreement is terminated, the merger agreement shall become void and there will be no liability of either Mr. Movtady or us or either party's officers and directors and all costs and expenses incurred in connection with the merger will be paid by the party incurring the expenses, except that (a) if Mr. Movtady does not complete the merger for any reason and we are in compliance with all of our obligations under the merger agreement, Mr. Movtady must pay $100,000 to us as liquidated damages; or (b) if the merger agreement is terminated by Mr. Movtady because (1) we breached the merger agreement; or (2) our shareholders fail to approve the merger agreement; then we must pay Mr. Movtady's expenses (up to $75,000) plus an extra $100,000 as liquidated damages. In addition to these payments, if the merger agreement is terminated as a result of either of the circumstances above and we enter into an agreement with another party to be acquired within eighteen (18) months after we terminate this merger agreement, then we must pay an additional $150,000 to Mr. Movtady.

Interests of Directors and Officers in the Merger that are Different from Your Interests

    Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

       Stock Ownership. The directors and executive officers of CGB&L, together with their affiliates, beneficially owned a total of 23,711.23 shares of common stock, excluding stock options and unvested shares of restricted stock, representing 24.43% of all outstanding shares of the common stock as of April 12, 2001. The directors and executive officers will receive the same consideration in the merger for their shares as other CGB&L stockholders.

       Payment for Restricted Stock. On the effective date of the merger, each share of restricted stock granted by CGB&L pursuant to the CGB&L Management Plan, whether or not then vested, will be converted into the right to receive the purchase price per share of approximately $23.00 in cash, subject to applicable withholding taxes. As of April 12, 2001, the directors, executive officers and one key employee of CGB&L held 2,992 shares of unvested restricted stock pursuant to the CGB&L Management Plan. See "Beneficial Ownership of CGB&L Common Stock" for the amount of unvested awards held by our directors and executive officers. In addition, each holder of restricted stock will receive such holders' allocable shares of dividends held by the CGB&L Management Plan
with respect to the restricted stock.    At the effective time, the CGB&L
Management Plan will be deemed terminated.

       Conversion of Stock Options. On the effective date of the merger, each option granted by CGB&L to purchase shares of CGB&L common stock issued and outstanding pursuant to the CGB&L Stock Option Plan, whether or not such option is vested or excisable on the effective date of the merger, will be converted into the right to receive in cash an amount equal to the purchase price per share of approximately $23.00 minus the exercise price of each option multiplied by the number of shares of CGB&L common stock subject to the option. As of April 12, 2001, the directors, executive officers and one key employee of CGB&L held options to purchase a total of 9,150 shares of common stock, of which 7,320 were not vested. See "Beneficial Ownership of CGB&L Common Stock" for the amount of vested and unvested stock options held by our directors and executive officers.

    Employee Stock Ownership Plan. After the effective date of the merger, the ESOP will pay the outstanding balance of its loan from the merger consideration received on unallocated shares held in the ESOP suspense account and will allocate any surplus cash to the accounts of ESOP participants in proportion to their account balances, to the extent allowed under applicable law and the governing documents of the ESOP.

    Employment Agreement.   In connection with closing of the merger agreement,
Mrs. Heckman will enter into a new employment agreement with Cerro Gordo Building and Loan. The employment agreement is for a 36 month term and provides for a base salary of $50,000, participation in Cerro Gordo Building and Loan's fringe benefit plans and discretionary cash bonuses. The employment agreement requires that Mrs. Heckman devote substantially all of her business time, attention and efforts to the interests and business of Cerro Gordo Building and Loan. The employment agreement also includes change of control provisions. If Mrs. Heckman's employment is terminated or she resigns as a result of demotion or loss of responsibility after a change in control (as those terms are defined in the employment agreement), she will receive an amount equal to the sum of her base salary that would have been paid through the remaining term of her employment agreement plus an amount equal to the annual contributions made to any employee retirement plan for the year preceding multiplied by the number of calendar years remaining through the term of her employment agreement. In the event of termination without cause, she will also receive an amount equal to the sum of her base salary that would have been paid through the remaining term of her employment agreement plus an amount equal to the annual contributions made to any employee retirement plan for the year preceding multiplied by the number of calendar years remaining through the term of her employment agreement.

     Board of Directors. Upon completion of the merger, Mrs. Heckman and each of the other directors of Cerro Gordo Building and Loan will remain on the Board of Directors of Cerro Gordo Building and Loan. The outside directors will receive board fees from Cerro Gordo Building and Loan.

     Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Mr. Movtady has agreed to use its best efforts to cause Cerro Gordo Building and Loan to indemnify the bank's directors and officers for a period of three years after the completion of the merger to the extent covered by Cerro Gordo Building and Loan's charter and bylaws with respect to matters occurring prior to the effective time of the merger.

Effective Time of the Merger

     Subject to the conditions to our respective obligations to complete the merger, the merger will become effective when a certificate and articles of merger reflecting the merger become effective with the Secretary of State of the State of Delaware. Unless we agree otherwise, we will each use reasonable efforts to cause the merger to become effective no later than ten business days following the calendar month in which all regulatory approvals have been received (taking into account any required waiting period).

     We cannot assure that the necessary stockholder and regulatory approvals of the merger will be obtained or that other conditions precedent to the merger can or will be satisfied. Either Mr. Movtady or our board of directors may terminate the merger agreement if the merger is not completed by December 16, 2001, unless it is not completed because of the failure of the party seeking termination to fulfill its obligations under the merger agreement. See "-- Conditions to the Merger" and "-- Termination."

You Have Dissenters' Rights of Appraisal

     You have the right to dissent from the merger and to demand and obtain cash payment of the appraised value of your shares of CGB&L common stock under the circumstances described below. The appraised value that you obtain for your shares by dissenting may be less than, equal to or greater than the value of the cash payment you will receive under the merger agreement. If you fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares.

     The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this proxy statement as Appendix C, and we incorporate that text into this proxy statement by reference. Among other matters, you should be aware of the following:

     . to be entitled to dissent and seek appraisal, you must hold shares of CGB&L common stock on the date you make the demand required under Delaware law, you must continually hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262;

     . before the special meeting at which you will be asked to vote on the merger, you must deliver a written notice that states your identity and your intent to demand appraisal;

     . CGB&L stockholders must send this written notice to Maralyn F. Heckman, President, CGB&L Financial Group, Inc., 229 E. South Street, P.O. Box 680, Cerro Gordo, Illinois 61818-0680 (you should be aware that simply voting against the merger is not a demand for appraisal rights);

     . within ten days after the effective time of the merger, CGB&L will notify all of the dissenting stockholders who have complied with
         Section 262 and who have not voted in favor of the merger;

     . within 120 days after the effective time of the merger, any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders;

     . the Court of Chancery will determine which dissenting stockholders complied with the requirements of Section 262 and are entitled to appraisal rights;

     . the Court of Chancery will then appraise the shares, determining their fair value exclusive of any value arising from the expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value; the Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate (if any);

     . the Court of Chancery will then direct CGB&L to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to CGB&L;

     . the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner the court believes to be equitable;

     . if you dissent from the merger, you will not be entitled to vote your shares of CGB&L common stock for any purpose or to receive dividends or other distributions (other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger); and

     . you may withdraw your demand for appraisal and accept the purchase price provided for in the merger agreement at any time within 60 days after the effective time of the merger.

Federal Income Tax Consequences of the Merger to You

     The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any CGB&L stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of CGB&L common stock will recognize income for federal tax purposes and may recognize income under state, local and other tax laws. A stockholder of CGB&L will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the CGB&L common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of CGB&L common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of CGB&L common stock acquired by the stockholder at the same time and price.

     Gain or loss recognized by the stockholder exchanging his or her CGB&L common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such CGB&L common stock is a capital asset in the hands of the stockholder. If the CGB&L common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to tax at capital gain rates applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to tax at a maximum rate of 35%.

     Neither Mr. Movtady nor CGB&L has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to CGB&L's stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to CGB&L's stockholders with respect to any of the tax effects of the merger to stockholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Acquisition Corporation and CGB&L will be treated as one company as of the date of the merger, and CGB&L will record the fair market value of Acquisition Corporation's assets less liabilities on its financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported income of CGB&L will include the operations of Acquisition Corporation after the completion of the merger.

Who Pays for What

     If the merger is completed, all out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) will be paid by the party incurring such costs and expenses.

Voting Agreement

     In connection with the execution of the merger agreement, each of the executive officers and members of our Board of Directors entered into a voting agreement with Mr. Movtady and Acquisition Corporation, a copy of which is attached to the merger agreement. The following summary of the voting agreement is qualified in its entirety by reference to the voting agreement. Execution of the voting agreement was a condition to the parties effecting the merger agreement.

     Under the terms of the voting agreement, each executive officer and director agrees, with respect to all shares of CGB&L common stock that he or she beneficially owns or controls, to:

     . vote in favor of the merger at any meeting of our stockholders called to vote on the merger; and

     . not vote his or her shares in favor of any acquisition of stock or sale of all or substantially all of the assets of CGB&L by any party other than Mr. Movtady prior to the termination of the merger agreement.

     In addition, each of the CGB&L directors and executive officers agreed that he or she would not transfer any of his or her shares without the prior written consent of Mr. Movtady. Each of the directors and executive officers also agreed to use his or her best efforts to cause any necessary meeting of stockholders of CGB&L to be called and held or any necessary consents of stockholders to be obtained for the purpose of merger. As of April 12, 2001, CGB&L's directors and executive officers beneficially owned in the aggregate 23,711.21 shares of our common stock, or 24.43% of our outstanding shares of common stock entitled to vote at the special meeting.

                      ADJOURNMENT OF THE SPECIAL MEETING

     Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of stockholders at the special meeting and has not received the negative votes of the holders of a majority of our stock. If we desire to adjourn the meeting, we will request a motion that the meeting be adjourned with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. The time and place to which the special meeting is adjourned will be announced at the special meeting. Each proxy solicited, if properly signed and returned to us and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit us to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the merger proposal. The adjournment would be disadvantageous to stockholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

     If a quorum is not present at the special meeting, no proposal will be acted upon and our Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

     If the time and place to which the special meeting is adjourned are announced at the special meeting, the adjournment will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

     Because the Board of Directors recommends that stockholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that stockholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.

                  BENEFICIAL OWNERSHIP OF CGB&L COMMON STOCK

     Stockholders of record as of the close of business on April 12, 2001 will be entitled to one vote for each share of our common stock then held. As of that date, we had [97,063] shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

     .   each stockholder who beneficially owns 5% or more of our common stock;

     .   each of our directors and executive officers, and

     .   all of our directors and executive officers as a group.

Name of Beneficial Owner                       Shares Beneficially Owned (1)             Percent of Class
------------------------                       -----------------------------             ----------------
5% or Greater Stockholders:

Noel R. Buckley                                         6,519/(2)/                             6.72%
702 South Madison
PO Box 464
Cerro Gordo, Illinois 61818-0464

Cerro Gordo Building and Loan, s.b.                     7,919                                  8.16%
as Trustee for the Company ESOP

Philip R. Flaugher                                      5,825                                  6.00%
540 East Eldorado
Decatur, Illinois 62523-1041

Gregory A. Heckman                                      7,525                                  7.75%
3333 North 140th Street
Omaha, Nebraska 68164

Maralyn F. Heckman                                   8,671.21/(3)/                             8.93%
201 East 600 North Road
PO Box 463
Cerro Gordo, Illinois 61818-0463

Tracy A. Norcross                                       6,325                                  6.52%
786 North State, Highway 32
Cerro Gordo, Illinois 61818-4321

Julie & Robert Werking                                  6,325                                  6.52%
3931 East Garrett Court
Highlands Ranch,  Colorado 80126

Beverly & Dave White                                    5,000                                  5.15%
R.R. #2 Box 161
Sullivan, Illinois 61951-9449

C. Russell York                                         6,519/(4)/                             6.72%
435 West Abraham
PO Box 134
Cerro Gordo, Illinois 61818-0124

Directors and Executive Officers:
Noel R. Buckley                                         6,519/(2)/                             6.72%
Lester Crandall                                           694/(5)/                                 *
James E. Flaugher                                       1,100                                   1.13
Larry D. Gaitros                                          694/(6)/                                 *
Maralyn Heckman                                      8,671.21/(3)/                              8.93
John A. Sochor, D.D.S.                                  1,194/(7)/                              1.23
C. Russell York                                         6,519/(4)/                              6.72

All directors and executive officers of             25,391.21                                 26.15%
CGB&L as a group (7 persons)

___________________________
*Amount beneficially owned is less than 1% of the common stock issued and outstanding.

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole (or shares with spouse or other immediate family members) voting and dispositive power with respect to the shares.
(2) Includes 3,000 shares owned by his wife. Mr. Buckley has disclaimed beneficial ownership of those 3,000 shares. Also includes 150 exercisable stock options and 44 vested shares of restricted stock, but excludes 600 unvested stock options and 176 unvested restricted shares.
(3) Includes 400 shares owned by her husband. Mrs. Heckman has disclaimed beneficial ownership of those 400 shares. The fractional share is due to the allocation in the ESOP, and reflects her beneficial interest. Also includes 930 exercisable stock options and 352 vested shares of restricted stock, but excludes 3,720 unvested stock options and 1,408 unvested restricted shares.
(4) Includes 150 exercisable stock options and 44 vested shares of restricted stock, but excludes 600 unvested stock options and 176 unvested restricted shares.
(5) Includes 150 exercisable stock options and 44 vested shares of restricted stock, but excludes 600 unvested stock options and 176 unvested restricted shares.
(6) Includes 150 exercisable stock options and 44 vested shares of restricted stock, but excludes 600 unvested stock options and 176 unvested restricted shares.
(7) Includes 150 exercisable stock options and 44 vested shares of restricted stock, but excludes 600 unvested stock options and 176 unvested restricted shares.


                             STOCKHOLDER PROPOSALS

     If the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wishes to have included in our proxy materials for the next annual meeting of stockholders must have been received at our main office located at 229 E. South Street, P.O. Box 680, Cerro Gordo, Illinois 61818-0680, attention: Maralyn F. Heckman, President, no later than March 6, 2001. No proposals were received by such date. If a notice of a stockholder proposal intended to be presented at the annual meeting is received by us after March 6, 2001, the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at the annual meeting. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must also comply with our certificate of incorporation, bylaws and Delaware law.

                                 OTHER MATTERS

     Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.

                      WHERE YOU CAN FIND MORE INFORMATION

     As a public company, CGB&L is obligated to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."

                                                                      Appendix A
                                                                      ----------



                         AGREEMENT AND PLAN OF MERGER

                                     among

                              DAVID BIJAN MOVTADY

                    GOLDEN NATIONAL ACQUISITION CORPORATION

                                      and

                          CGB&L FINANCIAL GROUP, INC.







                               February 16, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                                       Page
                                                                                                       ----
           ARTICLE 1  DEFINITIONS....................................................................     5
               1.1    Definitions....................................................................     5
               1.2    Principles of Construction.....................................................    10

           ARTICLE 2  THE MERGER.....................................................................    11
               2.1    Manner of Merger...............................................................    11
               2.2    Effective Time; Closing........................................................    11
               2.3    Effect of Merger...............................................................    12
               2.4    Articles of Incorporation......................................................    12
               2.5    Bylaws.........................................................................    12
               2.6    Board of Directors.............................................................    12
               2.7    Management.....................................................................    12
               2.8    Acquiror's Deliveries at Closing...............................................    12
               2.9    CGB&L's Deliveries at Closing..................................................    13
               2.10   Alternative Structure..........................................................    15
               2.11   Absence of Control.............................................................    15

          ARTICLE 3   CONVERSION OF SECURITIES IN THE MERGER.........................................    15
               3.1    Manner of Merger...............................................................    15
               3.2    Steps of Transaction...........................................................    16
               3.3    Escheat........................................................................    17
               3.4    Dissenting Shares..............................................................    18

          ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF CGB&L........................................    18
               4.1    CGB&L Organization.............................................................    18
               4.2    Bank Organization..............................................................    18
               4.3    Authorization; Enforceability..................................................    18
               4.4    No Conflict....................................................................    19
               4.5    CGB&L Capitalization...........................................................    19
               4.6    Bank Capitalization............................................................    20
               4.7    Financial Statements and Reports...............................................    20
               4.8    Books and Records..............................................................    21
               4.9    Title to Properties............................................................    21
               4.10   Condition and Sufficiency of Assets............................................    21
               4.11   Loan Loss Reserve..............................................................    21
               4.12   Undisclosed Liabilities; Adverse Changes.......................................    22
               4.13   Taxes..........................................................................    22
               4.14   Compliance with ERISA..........................................................    22
               4.15   Compliance with Legal Requirements.............................................    23
               4.16   Legal Proceedings; Orders......................................................    23
               4.17   Absence of Certain Changes and Events..........................................    24
               4.18   Properties, Contracts, Employee Benefit Plans and Other Agreements.............    26

               4.19   No Defaults....................................................................    28
               4.20   Insurance......................................................................    28
               4.21   Compliance with Environmental Laws.............................................    28
               4.22   Regulatory Filings.............................................................    29
               4.23   Fiduciary Powers...............................................................    29
               4.24   Bylaws; State Takeover Statutes................................................    29
               4.25   Disclosure.....................................................................    29
               4.26   Brokerage Commissions..........................................................    29
               4.27   Approval Delays................................................................    29
               4.28   Due Diligence Report...........................................................    29

           ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF ACQUIROR.....................................    30
               5.1    Acquiror Residency/Acquisition Corp Organization...............................    30
               5.2    Authorization; Enforceability..................................................    30
               5.3    No Conflict....................................................................    30
               5.4    Approval Delays................................................................    31
               5.5    Financing......................................................................    31
               5.6    Disclosure.....................................................................    31

           ARTICLE 6  CGB&L'S COVENANTS..............................................................    31
               6.1    Access and Investigation.......................................................    31
               6.2    Operation of CGB&L and the Bank................................................    31
               6.3    Negative Covenant..............................................................    32
               6.4    Subsequent CGB&L Financial Statements; Securities Reports......................    33
               6.5    Title to Real Estate...........................................................    33
               6.6    Survey.........................................................................    33
               6.7    Advice of Changes..............................................................    34
               6.8    Other Offers...................................................................    34
               6.9    Information Provided to Acquiror...............................................    35
               6.10   Stockholders' Meeting..........................................................    35
               6.11   Proxy Statement................................................................    35
               6.12   Best Efforts; Cooperation......................................................    36
               6.13   Information Provided to Acquiror...............................................    36
               6.14   ESOP Loan......................................................................    36
               6.15   Voting Agreement...............................................................    36
               6.16   Accounting and Other Adjustments...............................................    36

           ARTICLE 7  ACQUIROR'S COVENANTS...........................................................    37
               7.1    Regulatory Approvals...........................................................    37
               7.2    Information for Proxy Statement................................................    37
               7.3    Indemnification................................................................    37
               7.4    Best Efforts...................................................................    37

           ARTICLE 8  CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIROR................................    38
               8.1    Accuracy of Representations and Warranties.....................................    38
               8.2    CGB&L's Performance............................................................    38
               8.3    Documents Satisfactory.........................................................    38

               8.4    No Proceedings.................................................................    38
               8.5    Absence of Material Adverse Changes............................................    38
               8.6    Consents and Approvals.........................................................    38
               8.7    No Prohibition.................................................................    38
               8.8    Stockholder Approval...........................................................    39
               8.9    Dissenting Shares..............................................................    39
               8.10   Minimum Stockholders' Equity...................................................    39

          ARTICLE 9   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CGB&L...............................    39
               9.1    Accuracy of Representations and Warranties.....................................    39
               9.2    Acquiror's Performance.........................................................    39
               9.3    Documents Satisfactory.........................................................    39
               9.4    No Proceedings.................................................................    39
               9.5    Regulatory Approvals...........................................................    39
               9.6    No Prohibitions................................................................    40
               9.7    Stockholder Approval...........................................................    40

          ARTICLE 10  TERMINATION....................................................................    40
               10.1   Reasons for Termination and Abandonment........................................    40
               10.2   Effect of Termination..........................................................    40
               10.3   Expenses.......................................................................    41

          ARTICLE 11  MISCELLANEOUS..................................................................    42
               11.1   Governing Law..................................................................    42
               11.2   Assignments, Successors and No Third Party Rights..............................    42
               11.3   Waiver.........................................................................    42
               11.4   Publicity......................................................................    42
               11.5   Confidentiality................................................................    42
               11.6   Notices........................................................................    43
               11.7   Entire Agreement...............................................................    44
               11.8   Modification...................................................................    44
               11.9   Severability...................................................................    44
               11.10  Further Assurances.............................................................    44
               11.11  Survival.......................................................................    44
               11.12  Lack of Control................................................................    44
               11.13  Counterparts...................................................................    45
               11.14  Disclosure Schedules...........................................................    45

                         AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of February 16th, 2001, among DAVID BIJAN MOVTADY, a New York resident ("Acquiror"), CGB&L FINANCIAL GROUP, INC., a Delaware corporation ("CGB&L"), and GOLDEN NATIONAL ACQUISITION CORPORATION, a Delaware corporation which is wholly-owned by Acquiror ("Acquisition Corp").

                               R E C I T A L S:
                               - - - - - - - -

     A. The parties to this Agreement desire to effect a reorganization whereby Acquiror desires to acquire control of CGB&L through the merger (the "Merger") of Acquisition Corp with and into CGB&L with CGB&L being the surviving corporation, which will become, by virtue of the Merger, wholly-owned by Acquiror (the "Surviving Corporation").

     B. Subject to the terms of this Agreement, each outstanding share of the capital stock of CGB&L, which is comprised of one class of common stock, $0.01 par value per share ("CGB&L Common Stock"), shall be converted at the effective time of the Merger into the right to receive cash as set forth below, and each outstanding share of common stock of Acquisition Corp shall be converted into and thereafter represent one share of common stock of the Surviving Corporation, $0.01 par value per share.

     C. The parties desire to make certain representations, warranties and agreements in connection with the Merger and also agree to certain prescribed conditions of the Merger.

                             A G R E E M E N T S:
                             - - - - - - - - - -

In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

Section 1.1  Definitions. In addition to those terms defined throughout this
             -----------
Agreement, the following terms, when used herein, shall have the following meanings.

             (a)  "1933 Act" means the Securities Act of 1933, as amended.

             (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

             (c) "Adjusted Stockholders' Equity" means the consolidated stockholders' equity of CGB&L, calculated in accordance with GAAP (as defined below) and reflecting the recognition of or accrual for all expenses paid or incurred or projected to be paid or incurred by CGB&L or the Bank in connection with this Agreement and the Contemplated Transactions (including all fees and expenses incurred in connection with obtaining stockholder approval and any attorneys, accountants, brokers, finders or investment bankers) ("Transaction Costs") but adjusted to exclude (i) any realized gains with respect to any sales of securities occurring after December 31, 2000, (ii) with respect to securities that are or were classified as available for sale or as trading securities, any change in the amount of the adjustment required pursuant to SFAS 115 resulting from changes in unrealized gains and losses occurring after December 31, 2000 and (iii) any accounting or other adjustments made pursuant to Section 6.16 of
                                                               ------------
this Agreement. CGB&L's Adjusted Stockholders' Equity shall be calculated by CGB&L's independent certified public accountants as of the close of business on the day immediately preceding the Closing Date (as defined below), using reasonable estimates of revenues and expenses where actual amounts are not available. Such calculation shall be subject to verification and approval prior to the Closing (as defined below) by certified public accountants selected by Acquiror, which approval shall not be withheld unreasonably.

          (d)  "Affiliate" means with respect to:

(i) a particular individual: (A) each other member of such individual's Family; (B) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (C) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (D) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity); and

(ii) a specified Person other than an individual: (A) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (B) any Person that holds a Material Interest in such specified Person; (C) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (D) any Person in which such specified Person holds a Material Interest; (E) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and
(F) any Affiliate of any individual described in clause (B) or (C) of this subsection (ii).

(e) "Applicable Contract" means any Contract: (i) under which CGB&L or the Bank has or may acquire any rights; (ii) under which CGB&L or the Bank has or may become subject to any obligation or liability; or (iii) by which CGB&L or the Bank or any of the assets owned or used by either or them is or may become bound.

(f) "Bank" means Cerro Gordo Building and Loan, s.b., an Illinois savings bank with its main office located in Cerro Gordo, Illinois, and a wholly owned subsidiary of CGB&L.

(g) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

(h) "Breach" means with respect to a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement: (i) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation or other provision; or (ii) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence or circumstance.

(i) "Business Day" means any day except Saturday, Sunday and any day on which the Bank is authorized or required by law or other government action to close.

(j) "CGB&L Equity Benchmark" shall mean an amount equal to the greater of (i) $1,540,854 and (ii) the difference between $1,653,354 (being the total stockholders' equity of CGB&L at December 31, 2000) and 75% of the tax-effected Transaction Costs. For purposes of this definition, in no event shall Transaction Costs exceed $150,000. The calculation of the CGB&L Benchmark shall be subject to verification and approval prior to the Closing by certified public accountants selected by Acquiror, which approval shall not be withheld unreasonably.

(k) "CGB&L Management Plan" shall mean the CGB&L Financial Group, Inc. Management Development Recognition Plan and Trust Agreement.

(l) "CGB&L Stock Awards" shall mean each of the 2,992 shares of CGB&L Common Stock granted as plan share awards to a Person by CGB&L pursuant to the CGB&L Management Plan prior to December 31, 2000 that is outstanding as of the date of this Agreement and which shares will be, by virtue of the Contemplated Transactions or otherwise, treated like all other issued and outstanding stock.

(m) "CGB&L Stock Option" shall mean each of the 9,150 stock options granted to a Person by CGB&L, under the CGB&L Stock Option Plan or otherwise, prior to the date of this Agreement that is outstanding and which will be, by virtue of the Contemplated Transactions or otherwise, vested and fully exercisable immediately prior to the Effective Time.

(n) "CGB&L Stock Option Plan" shall mean the CGB&L Financial Group, Inc. 1999 Stock Incentive Plan, as amended.

(o) "Call Reports" means the quarterly reports of income and condition required to be filed with the Federal Deposit Insurance Corporation.

(p) "Commissioner" means the Commissioner of the Office of Banks and Real Estate for the State of Illinois.

(q) "Contemplated Transactions" means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the performance by Acquiror, Acquisition Corp and CGB&L of their respective covenants and obligations under this Agreement; and (iii) Acquiror's acquisition of control of CGB&L and, indirectly, the Bank.

(r) "Contract" means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding.

(s) "Employment Agreements" means the Employment Agreement by and between CGB&L and Maralyn Heckman dated June 7, 1999 and the Employment Agreement by and between the Bank and Ms. Heckman dated June 7, 1999.

(t) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(u) "ESOP" means the CGB&L Financial Group, Inc. Employee Stock Ownership Plan, as amended.

(v) "Family" means with respect to an individual: (i) the individual; (ii) the individual's spouse and former spouses; (iii) any other natural person who is related to the individual or the individual's spouse within the second degree; and (iv) any other natural person who resides with such individual.

(w) "ESOP Loan" means the principal amount of and accrued interest on the loan made by CGB&L to the ESOP as evidenced by a note dated September 22, 1998, the terms of which shall not be modified, amended or restated without the consent of Acquiror.

(x)  "Knowledge" with respect to:

(i) an individual means that such person will be deemed to have "Knowledge" of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter; or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; and

(ii) a Person (other than an individual) means that such Person will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has served in the past twelve (12) months as a director, outside advisor, officer, manager, partner, executor or trustee of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

(y) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.

(z) "Material Adverse Effect" with respect to a Person (other than an individual) means, a material adverse effect (whether or not required to be accrued or disclosed under Statement of Financial Accounting Standards No. 5):
(i) on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such Person (but does not include any such effect resulting from or attributable to any action or omission by CGB&L or Acquiror or any Subsidiary of either of them taken with the prior written consent of the other parties hereto, in contemplation of the Contemplated Transactions); or (ii) on the ability of such Person to perform its obligations under this Agreement on a timely basis.

(aa) "Material Interest" means the direct or indirect beneficial ownership (as currently defined in Rule 13d-3 under the 1934 Act, as amended) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

(bb)  "Option Spread" shall have the meaning given to such form in Section
                                                                   -------
3.1(a)(iii) hereof. The aggregate amount of the Option Spreads shall not exceed
-----------
$121,237.50.

(cc) "Order" means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.

(dd) "Ordinary Course of Business" shall include any action taken by a Person only if such action:

(i) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution; and

(iii) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), other than loan approvals for customers of a financial institution, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(ee) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.

(ff) "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

(gg) "Proxy Statement" means the proxy statement to be used by CGB&L in connection with the solicitation by its Board of Directors of proxies for use at the meeting of its stockholders to be convened for the purpose of voting on the Merger, pursuant to Section 6.10 hereof.
                    ------------
(hh) "Regulatory Authorities" means any federal, state or local governmental body, agency or authority which, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over CGB&L, the Bank, Acquiror or Acquisition Corp; (ii) is required to approve, or give its consent to the Contemplated

Transactions; or (iii) with which a filing must be made in connection therewith, including in any case, the Board of Governors of the Federal Reserve System.

(ii) "Representative" means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

(jj)  "SEC" means the Securities and Exchange Commission.

(kk) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

(ll) "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

(mm) "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

(nn) "Threatened" means a claim, Proceeding, dispute, action or other matter for which any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action or other matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

Section 1.2  Principles of Construction. (a) In this Agreement, unless otherwise
             --------------------------
stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(iii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";
(iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Chicago, Illinois time; (vi) "including" means "including, but not limited to"; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances require; and (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions.

(b) The Schedules of each of CGB&L and Acquiror referred to in this Agreement consist of the agreements and other documentation described and referred to in this Agreement with respect to such party, which Schedules were delivered by each of CGB&L and Acquiror to the other not less than two (2) Business Days before the date of this Agreement (the "Schedule Delivery Date"). If the Schedules are delivered after the Schedule Delivery Date, then the party receiving such Schedules shall have the opportunity to terminate this Agreement, without penalty and without regard to the termination provisions in Article 10, on or before 5:00 p.m. of the date which is five (5) Business Days after the date of actual delivery of the Schedules. The disclosures in the Schedules, and those in any supplement thereto, shall relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

(c) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States, consistently applied ("GAAP").

                                    ARTICLE 2
                                   THE MERGER

Section 2.1    Manner of Merger. Provided that this Agreement shall not have
               ----------------
been terminated in accordance with its express terms, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined below), Acquisition Corp shall be merged with and into CGB&L. As a result of the Merger, the separate corporate existence of Acquisition Corp shall cease and CGB&L will be the Surviving Corporation.

Section 2.2    Effective Time; Closing. (a) Provided that this Agreement shall
               -----------------------
not have been terminated in accordance with its express terms, the closing of the Merger (the "Closing") shall occur through the mail or at a place which is mutually acceptable to Acquiror and CGB&L, or if they fail to agree, at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, located at 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, at 10:00 a.m. on the date which is ten Business Days after the end of the month in which all required approvals or consents of the Regulatory Authorities for the Contemplated Transactions have been received and all statutory waiting periods relating to such approvals have expired (the "Closing Date"). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

(b) The parties hereto agree to file on the Closing Date an appropriate certificate of merger, as contemplated by Section 251 and Section 103 of the DGCL with the Secretary of State of the State of Delaware. The Merger shall be effective upon the close of business on the day the certificate of merger has been duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

Section 2.3    Effect of Merger. At the Effective Time, the effect of the Merger
               ----------------
shall be as provided in Sections 251, 259, 260 and 261 of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of Acquisition Corp and CGB&L shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Acquisition Corp and CGB&L shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.4    Certificate of Incorporation. At the Effective Time, the
               ----------------------------
certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the certificate of incorporation of Acquisition Corp as in effect immediately prior to the Effective Time.

Section 2.5    Bylaws. At the Effective Time, the bylaws of Acquisition Corp as
               ------
in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 2.6    Board of Directors. From and after the Effective Time, until duly
               ------------------
changed in compliance with applicable law and the articles of incorporation and bylaws of the Surviving Corporation, the board of directors of the Surviving Corporation shall consist of the directors of Acquisition Corp immediately prior to the Effective Time.

Section 2.7    Management. At the Effective Time, the officers of Acquisition
               ----------
Corp immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the articles of incorporation and bylaws of the Surviving Corporation.

Section 2.8    Acquiror's Deliveries at Closing. At the Closing, Acquiror shall
               --------------------------------
deliver or cause to be delivered the following items to or on behalf of CGB&L:

(a) evidence of the delivery by Acquiror or its agents to the Paying Agent (as defined below) of cash representing the Purchase Price to be paid in exchange for the shares of CGB&L Common Stock in accordance with the terms of this Agreement;

(b) a good standing certificate for Acquisition Corp issued by the Secretary of State of the State of Delaware, and dated not more than ten Business Days prior to the Closing Date;

(c) a copy of the certificate of incorporation of Acquisition Corp certified not more that ten Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

(d) a certificate of the Secretary or any Assistant Secretary of Acquisition Corp dated the Closing Date certifying a copy of the bylaws of Acquisition Corp;

(e) a certificate executed by Acquiror dated the Closing Date stating that: (i) all of the representations and warranties of Acquiror set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (ii) Acquiror has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror shall have performed and complied in all respects with such covenants and obligations to the extent of the materiality standard set forth herein;

(f) a certificate executed by the President or Vice President and Secretary or any Assistant Secretary of Acquisition Corp dated the Closing Date stating that:
(i) all of the representations and warranties of Acquisition Corp set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (ii) Acquisition Corp has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquisition Corp shall have performed and complied in all respects with such covenants and obligations to the extent of the materiality standard set forth herein; and

(g) a legal opinion of Acquiror's counsel dated the Closing Date in the form attached as Exhibit A.
            ---------

All of such items shall be reasonably satisfactory in form and substance to CGB&L and its counsel.

Section 2.9    CGB&L's Deliveries at Closing. At the Closing, CGB&L shall
               -----------------------------
deliver the following items to Acquiror:

(a) a good standing certificate for CGB&L issued by the Secretary of State of the State of Delaware and dated not more than ten Business Days prior to the Closing Date;

(b) a copy of the certificate of incorporation of CGB&L certified not more than ten Business Days prior to the Closing Date by the Secretary of State of the State of Delaware;

(c) a certificate of the Secretary or any Assistant Secretary of CGB&L dated the Closing Date certifying a copy of the bylaws of CGB&L;

(d) copies of resolutions of the stockholders and the board of directors of CGB&L authorizing and approving this Agreement and the consummation of the Contemplated Transactions, certified as of the Closing Date by the Secretary or any Assistant Secretary of CGB&L;

(e) a good standing certificate for the Bank issued by the Commissioner and dated not more than ten (10) Business Days prior to the Closing Date;

(f) a copy of the charter of the Bank certified by the Commissioner and dated not more than ten Business Days prior to the Closing Date;

(g) a certificate of the Cashier of the Bank dated the Closing Date certifying a copy of the bylaws of the Bank and stating that there have been no further amendments to the charter of the Bank delivered pursuant to the immediately preceding paragraph of this Section;

(h) a certificate executed by the President or Vice President and Secretary or any Assistant Secretary of CGB&L dated the Closing Date stating that: (i) all of the representations and warranties of CGB&L set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (ii) CGB&L has performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, CGB&L shall have performed and complied in all respects with such covenants and obligations to the extent of the materiality standard set forth herein;

(i) a list of all holders of CGB&L Common Stock and Bank Shares (as defined below) as of the Closing Date and a list of all Persons who have the right at any time to acquire shares of CGB&L Common Stock and Bank Shares certified in each case by the Secretary or any Assistant Secretary of CGB&L;

(j) a legal opinion of CGB&L's counsel dated the Closing Date in the form attached as Exhibit C;
            ---------

(k) a certificate of each of CGB&L's legal counsel, accountants and financial advisor or investment banker, if any, representing that all fees and expenses incurred by CGB&L prior to and including the Effective Time have been paid in full;

(l)  an employment agreement in the form of Exhibit B, attached hereto, executed
                                            ---------
by Maralyn F. Heckman;

(m) at and pursuant to the request of Acquiror, a resignation from each of the directors and officers of CGB&L from such individual's position as a director and an officer of CGB&L, as the case may be; and

(n)  such other documents as Acquiror may reasonably request.

All of such items shall be reasonably satisfactory in form and substance to Acquiror and its counsel.

Section 2.10   Alternative Structure. Notwithstanding anything contained herein
               ---------------------
to the contrary, upon receipt of CGB&L's prior written consent (which consent shall not be unreasonably withheld), Acquiror may specify, for any reasonable business, tax or regulatory purpose, that, before the Effective Time, Acquiror and CGB&L shall enter into transactions other than those described in this Agreement to effect the purposes of this Agreement, including the merger of CGB&L with any Affiliate of Acquiror or the purchase of the CGB&L Common Stock directly from the stockholders of CGB&L, and the parties to this Agreement shall take all action necessary and appropriate to effect, or cause to be effected, such transactions, provided, however, that no such proposed change on the structure of the transactions contemplated in this Agreement shall delay the Closing Date (if such a date has already been firmly established) by more than 30 Business Days or adversely affect the economic benefits, the form of consideration or the tax effect of the Merger at the Effective Time to the holders of CGB&L Common Stock.

Section 2.11   Absence of Control. Subject to any specific provisions of this
               ------------------
Agreement, it is the intent of the parties to this Agreement that neither Acquiror nor CGB&L by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, the other party and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party.

                                   ARTICLE 3
                    CONVERSION OF SECURITIES IN THE MERGER

Section 3.1    Manner of Merger. (a) At the Effective Time, by virtue of the
               ----------------
Merger and without any action on the part of Acquiror or CGB&L or the holder of any CGB&L Common Stock:

(i) each share of common stock, $0.01 par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation;

(ii) each share of CGB&L Common Stock issued and outstanding immediately prior to the Effective Time, including shares granted pursuant to the CGB&L Management Plan pursuant to Section 3.2(h), shall be converted into the right to receive
                 --------------
cash in an amount equal to the Purchase Price Per Share (as defined below), and all shares of CGB&L Common Stock held by CGB&L as treasury stock shall not be converted into the right to receive cash but instead shall be canceled as a result of the Merger; and

(iii) Each CGB&L Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Purchase Price Per Share and the applicable option exercise price (the "Option Spread"), payable as provided herein. Prior to the Effective Time, the Board of Directors of CGB&L and the committee or committees established under the CGB&L Stock Option Plans shall take such actions or make such determinations as may be required under the CGB&L Stock Option Plans, subject to the approval of Acquiror, to effect the provisions of this Agreement.

        (b) The "Purchase Price Per Share" shall be equal to the Total Purchase Price divided by Total CGB&L Shares, as such terms are defined below.

(i) "Total CGB&L Shares" shall be equal to the sum of (x) the total number of shares of CGB&L Common Stock issued and outstanding immediately prior to the Effective Time and (y) the number of shares of CGB&L Common Stock issuable pursuant to all CGB&L Stock Options.

(ii) "Total Purchase Price" shall be equal to $2,353,686.50 adjusted down by the positive difference, if any, between (x) the CGB&L Equity Benchmark and (y) CGB&L's Adjusted Stockholders' Equity.

     (c) After the Effective Time, no holder of CGB&L Common Stock which is issued and outstanding immediately prior to the Effective Time will have any rights in respect of such CGB&L Common Stock except to receive payment for such shares of CGB&L Common Stock in the manner provided herein or as provided in
Section 262 of the DGCL.

Section 3.2  Steps of Transaction. (a) After the date that notice is sent to
             --------------------
stockholders of CGB&L (the "Mailing Date") of the special meeting of shareholders to be held pursuant to Section 6.10 (the "Special Meeting"), Acquiror shall mail or cause to be mailed to each then current holder of record of a certificate or certificates representing outstanding shares of CGB&L Common Stock (the "Certificates") transmittal materials for use in surrendering such Certificates. Pursuant to the terms of a mutually agreeable Paying Agent agreement, the parties hereto agree to appoint American National Bank and Trust Company of Chicago with its main office located in Chicago, Illinois, as Paying Agent (the "Paying Agent"), for the parties to effect the surrender of the Certificates in exchange for cash in an amount determined as provided in this Agreement. Acquiror shall use all reasonable efforts to mail or cause to be mailed the transmittal materials to all persons who become holders of CGB&L Common Stock subsequent to the Mailing Date and no later than the close of business of the third Business Day prior to the Closing Date.

(b) Acquiror shall have the discretion, which he may delegate in whole or in part to the Paying Agent, to determine whether transmittal materials have been properly completed, signed and submitted and to disregard any defects it determines are immaterial. The decision of Acquiror or the Paying Agent on such matters shall be conclusive and binding. Neither Acquiror nor the Paying Agent shall be under any obligation to notify any person of any defect in the materials submitted to the Paying Agent.

(c) As promptly as practicable after the Effective Time, Acquiror shall cause the Paying Agent to deliver to each holder of CGB&L Common Stock who has theretofore submitted effective transmittal materials accompanied by the Certificates covered by such materials a check in an amount equal to the Purchase Price Per Share times the number of shares of CGB&L Common Stock theretofore represented by the Certificates so surrendered, after given effect to any required

Tax withholdings. The amount paid by Acquiror pursuant to this Section 3.2(c)
                                                               --------------
shall constitute and represent full satisfaction of all rights pertaining to such shares of CGB&L Common Stock.

(d) As promptly as practicable after the Effective Time, Acquiror shall send to each holder of record of CGB&L Common Stock immediately prior to the Effective Time who has not previously submitted his or her Certificates, additional transmittal materials for use in surrendering such Certificates to the Paying Agent and instructions for use in effecting such surrender.

(e) Until so surrendered and exchanged, each such outstanding Certificate shall, for all purposes, represent the cash amount into and for which such shares have been so converted; provided, however, that upon surrender of a Certificate, there shall be paid to the record holder or holders of the Certificate, the cash amount, without interest thereon, represented by such Certificate.

(f) At the Effective Time, CGB&L shall deliver a certified copy of a list of its stockholders to Acquiror after which there shall be no further registration or transfers on the stock transfer books of CGB&L of the shares of CGB&L Common Stock which were outstanding immediately prior to the Effective Time. Any Person whose name does not appear upon such list who submits Certificates to the Paying Agent shall be entitled to receive no cash payment, and any such Certificates shall be canceled.

(g) If any cash amount representing the Purchase Price Per Share is to be issued in the name of a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed, accompanied by all documents required to evidence and effect such transfer and otherwise in proper form for transfer and that the person requesting such exchange shall pay to Acquiror any transfer or other taxes required by reason of the payment of the Purchase Price Per Share to or in the name of a Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, or otherwise required, or shall establish to the satisfaction of Acquiror that such tax has been paid or is not payable.

(h) Immediately prior to the Effective Time, the expiration of the forfeiture provisions on all outstanding shares of CGB&L Common Stock granted pursuant to CGB&L Stock Awards shall be accelerated and all outstanding CGB&L Stock Options shall become immediately exercisable and fully vested. At the Effective Time, all CGB&L Common Stock granted pursuant to CGB&L Stock Awards shall be converted into cash as provided in Section 3.1(a)(ii). Immediately prior to the Effective
                         ------------------
Time, all outstanding CGB&L Stock Options shall be cancelled and CGB&L shall pay each holder, for each CGB&L Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this Article 3 shall be delivered and paid by CGB&L
                                ---------
in full satisfaction of all rights pertaining to the CGB&L Stock Option Plans and the CGB&L Stock Options.

Section 3.3    Escheat. Notwithstanding anything in this Article III or
               -------                                   -----------
elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of CGB&L Common Stock or any CGB&L Stock Option for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

Section 3.4    Dissenting Shares. Notwithstanding anything to the contrary
               -----------------
contained in this Agreement, to the extent appraisal rights are available to CGB&L stockholders pursuant to Section 262 of the DGCL, any shares held by a Person who delivers to CGB&L, prior to the Special Meeting, a written demand for payment for his or her shares, whose shares were not voted in favor of the Merger and who complies with all of the provisions of the DGCL concerning the rights of such Person to dissent from the Merger and to require appraisal of such Person's shares and who has not withdrawn such objection or waived such rights prior to the Closing Date ("Dissenting Shares") shall not be converted pursuant to Section 3.1 but shall become the right to receive such consideration
            -----------
as may be determined to be due to the holder of such Dissenting Shares pursuant to the DGCL, provided, however, that each Dissenting Share held by a Person at the Effective Time who shall, after the Effective Time, withdraw the demand for appraisal or lose the right of appraisal, in either case pursuant to the DGCL shall be deemed to be converted, as of the Effective Time, into cash in an amount determined as provided in this Agreement.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF CGB&L

         CGB&L hereby represents and warrants to Acquiror as follows:

Section 4.1    CGB&L Organization. CGB&L: (a) is a corporation duly organized,
               ------------------
validly existing and in good standing under the laws of the State of Delaware and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; (b) is registered with the Board of Governors of the Federal Reserve System (the "Federal Reserve") as a bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"); and
(c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Copies of the certificate of incorporation and bylaws of CGB&L and all amendments thereto set forth on Schedule 4.1 are complete and correct. CGB&L has no Subsidiaries other than the Bank.

Section 4.2    Bank Organization. The Bank is an Illinois savings bank duly
               -----------------
organized, validly existing and in good standing under the laws of the State of Illinois. The Bank has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary. Copies of the charter and bylaws of the Bank and all amendments thereto set forth on Schedule 4.2 are complete and correct.

Section 4.3    Authorization; Enforceability. CGB&L has the requisite corporate
               -----------------------------
power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by CGB&L, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action (except for the requisite approval of its shareholders), and this Agreement constitutes a legal, valid and binding obligation of CGB&L enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 4.4    No Conflict. Except as set forth on Schedule 4.4, neither the
               ------------
execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation or charter and the bylaws, of CGB&L or the Bank, or any resolution adopted by the board of directors or shareholders of CGB&L or the Bank; (b) contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which CGB&L or the Bank, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the regulatory approvals necessitated by the Contemplated Transactions, including any such approvals under the Federal Deposit Insurance Act, as amended (the "FDI Act"), the BHCA, the 1933 Act, the 1934 Act, the laws of the State of Delaware (the "Delaware Statutes") and the laws of the State of Illinois (the "Illinois Statutes"); (c) except with respect to the ESOP and Employment Agreements and in connection with the CGB&L Stock Awards and the CGB&L Stock Options, contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which CGB&L or the Bank is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by CGB&L or the Bank. Except as set forth on Schedule 4.4, neither CGB&L nor the Bank is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 4.5    CGB&L Capitalization. The authorized capital stock of CGB&L
               --------------------
currently consists exclusively of: (a) 900,000 shares of CGB&L Common Stock, $0.01 par value per share, of which (i) 99,000 shares are duly issued and outstanding, fully paid and non-assessable, (ii) 1,937 shares are, and will be immediately prior to the Closing, held by CGB&L as treasury shares, and (iii) 9,150 shares have been reserved for issuance in respect of outstanding CGB&L Stock Options; and (b) 100,000 shares of preferred stock, $0.01 par value per share, none of which are issued and outstanding. On the Closing Date, all of such shares of CGB&L Common Stock will be subject to no claim of right except pursuant to this Agreement. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of CGB&L. Except with respect to the CGB&L Stock Awards and the CGB&L Stock Options as set forth on Schedule 4.18, and as set forth on Schedule 4.5, there are no outstanding securities of CGB&L which are reserved for issuance or are convertible into or exchangeable for any shares of CGB&L's capital stock, and except with respect to the ESOP and except as provided in this Section, CGB&L is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of CGB&L. CGB&L does not own or have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business except for the capital stock of the Bank and as set forth on Schedule 4.5.

Section 4.6    Bank Capitalization. The authorized capital stock of the Bank
               -------------------
consists, and immediately prior to the Effective Time, will consist exclusively of 1,000 shares of capital stock, $1.00 par value per share, all of which shares are, and immediately prior to the Closing will be, duly authorized, validly issued and outstanding, fully paid and nonassessable (the "Bank Shares"). Except as set forth on Schedule 4.6, CGB&L is, and will be on the Closing Date, the record and beneficial owner of 100% of the Bank Shares, free and clear of any lien or encumbrance whatsoever. The Bank Shares are, and will be on the Closing Date, freely transferable and are, and will be on the Closing Date, subject to no claim of right except pursuant to this Agreement and as set forth on Schedule
4.6. There are no unexpired or pending preemptive rights with respect to any shares of capital stock of the Bank. There are no outstanding securities of the Bank which are convertible into or exchangeable for any shares of the Bank's capital stock, and the Bank is not a party to any Contract relating to the issuance, sale or transfer of any equity securities or other securities of the Bank. Except with respect to shares of stock of the Federal Home Loan Bank of Chicago ("FHLB"), and stock of the Central Illinois Community Development Corporation and stock of the Federal Home Loan Mortgage Corporation, the Bank does not own or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business, except as set forth on Schedule 4.6.

Section 4.7    Financial Statements and Reports. True, correct and complete
               --------------------------------
copies of the following financial statements are included in Schedule 4.7:

(a) audited Consolidated Balance Sheets for CGB&L as of March 31, 2000 and the related Consolidated Statements of Income, Statements of Cash Flows and consolidated Statements of Changes in Shareholders' Equity for the year ended March 31, 2000;

(b) CGB&L's Consolidated Report of Income for the nine-month period ended December 31, 2000; and

(c) CGB&L's FR-Y9SP as of June 30, 2000 and December 31, 1999 as filed with the Federal Reserve.

     The financial statements described in clause (a) have been prepared in conformity with GAAP. The financial statements described in clause (b) above have been prepared on a basis consistent with past accounting practices and as required by applicable rules or regulations and fairly present the consolidated financial condition and results of operations at the dates and for the periods presented (which changes in the aggregate would not reasonably be expected to have a Material Adverse Effect on CGB&L on a consolidated basis). Taken together, the financial statements described in clauses (a) and (b) above (collectively, the "CGB&L Financial Statements") fairly and accurately present in all material respects the respective financial position, assets, liabilities and results of operations of CGB&L and the Bank as at the respective dates of and for the periods referred to in the CGB&L Financial Statements.

Section 4.8  Books and Records. The books of account, minute books, stock record
             -----------------
books and other records of CGB&L and the Bank are complete and correct in all material respects and have been maintained in accordance with sound business practices and all applicable Legal Requirements, including the maintenance of any adequate system of internal controls. The minute books of CGB&L and the Bank contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, board of directors and committees of the board of directors. At the Closing, all of those books and records will be in the possession of CGB&L and the Bank.

Section 4.9  Title to Properties. Each of CGB&L and the Bank has good and
             -------------------
marketable title to all assets and properties, whether real or personal, tangible or intangible, which it purports to own, subject to no valid liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent CGB&L Financial Statement or on Schedule 4.9; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the CGB&L Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements, granted to secure the advance of funds from the FHLB, or otherwise incurred in the Ordinary Course of Business; (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and (e) assets of the Bank pledged to secure advances from the FHLB. Each of CGB&L and the Bank as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it. All buildings and structures owned by each of CGB&L and the Bank lie wholly within the boundaries of the real property owned or validly leased by it, do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person

Section 4.10  Condition and Sufficiency of Assets. The buildings, structures and
              -----------------------------------
equipment of CGB&L and the Bank are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in the aggregate in nature or in cost. The real property, buildings, structures and equipment owned or leased by CGB&L and the Bank are in compliance with the Americans with Disabilities Act of 1990, as amended, and the regulations promulgated thereunder, and all other building and development codes and other restrictions, including subdivision regulations, building and construction regulations, drainage codes, health, fire and safety laws and regulations, utility tariffs and regulations, conservation laws and zoning laws and ordinances. The assets and properties, whether real or personal, tangible or intangible, which CGB&L or the Bank purport to own are sufficient for the continued conduct of the business of CGB&L and the Bank after the Closing in substantially the same manner as conducted prior to the Closing.

Section 4.11  Loans; Loan Loss Reserve. All loans and loan commitments extended
              ------------------------
by the Bank and any extensions, renewals or continuations of such loans and loan commitments (the "Loans") were made in accordance with customary lending standards of the Bank in the Ordinary Course of Business. The Loans are evidenced by appropriate and sufficient documentation and constitute valid and binding obligations to the Bank enforceable in accordance with their terms. All such Loans are, and at the Closing will be, free and clear of any encumbrance or other charge and the Bank has complied, and at the Closing will have complied with all Legal Requirements relating to such Loans. The reserve for possible loan and lease losses of the Bank is and will be on the Closing Date adequate in all material respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, and contains and will contain an additional amount of unallocated reserves for unanticipated future losses at an adequate level. On the Closing Date, the Bank's reserve for possible loan and lease losses will equal the amount required by Section 6.2 (e). None of the Loans is subject to any material offset or claim
   ---------------
of offset, and the aggregate loan balances in excess of the Bank's reserve for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms and all uncollectible loans have been charged off.

Section 4.12  Undisclosed Liabilities; Adverse Changes. Except as set forth on
              ----------------------------------------
Schedule 4.12, neither CGB&L nor the Bank has any material liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the CGB&L Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof. Since the date of the latest CGB&L Financial Statement, there has not been any change in the business, operations, properties, prospects, assets or condition of CGB&L or the Bank, and, to CGB&L's knowledge, no event has occurred or circumstance exists, that has had or would reasonably be expected to have a Material Adverse Effect on CGB&L on a consolidated basis.

Section 4.13 Taxes. Each of CGB&L and the Bank has duly filed or will duly file
             -----
all Tax Returns required to be filed by it for all periods prior to the Closing, and each such Tax Return is or will be complete and accurate in all material respects. Each of CGB&L and the Bank has paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by CGB&L or the Bank, or claimed to be due and payable by any Regulatory Authority, and is not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There is no claim or assessment pending or, to the Knowledge of CGB&L, Threatened against CGB&L or the Bank for any Taxes owed by any of them. No audit, examination or investigation related to Taxes paid or payable by CGB&L or the Bank is presently being conducted or, to the Knowledge of CGB&L, Threatened by any Regulatory Authority. CGB&L has delivered to Acquiror true, correct and complete copies of all Tax Returns previously filed with respect to the last two and three fiscal years by CGB&L and the Bank, respectively, and any tax examination reports and statements of deficiencies assessed or agreed to for any of CGB&L or the Bank for any such time period.

Section 4.14  Compliance with ERISA. Except as set forth on Schedule 4.14, all
              ---------------------
employee benefit plans (as defined in Section 3(3) of ERISA) established or maintained by CGB&L or the Bank or to which CGB&L or the Bank contributes, are in compliance with all applicable requirements of ERISA, and are in compliance with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Closing) of the Internal Revenue Code of 1986, as amended (the "Code"), for obtaining the tax benefits the Code thereupon permits with respect to such employee benefit plans. No such employee benefit plan has, or as of the Closing will have, any amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) for which CGB&L or the Bank would be liable to any Person under Title IV of ERISA if any such employee benefit plan were terminated as of the Closing. Such employee benefit plans are funded in accordance with Section 412 of the Code (if applicable). There would be no obligations of CGB&L or the Bank under Title IV of ERISA relating to any such employee benefit plan that is a multi-employer plan if any such plan were terminated or if CGB&L or the Bank withdrew from any such plan as of the Closing.

Section 4.15  Compliance with Legal Requirements. Except as set forth on
              ----------------------------------
Schedule 4.15, each of CGB&L and the Bank is, and at all times since January 1, 1997, has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets. No event has occurred or circumstance exists that (with or without notice or lapse of time): (a) may constitute or result in a violation by CGB&L or the Bank of, or a failure on the part of CGB&L or the Bank to comply with, any Legal Requirement; or (b) may give rise to any obligation on the part of CGB&L or the Bank to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement. Except as set forth on Schedule 4.15, neither CGB&L nor the Bank has received, at any time since January 1, 1997, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (y) any actual, alleged, possible, or potential obligation on the part of CGB&L or the Bank to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.

Section 4.16   Legal Proceedings; Orders.
               -------------------------

(a) Schedule 4.16 is a true and correct list of all Proceedings and Orders pending, entered into or, to the Knowledge of CGB&L, Threatened against or affecting CGB&L or the Bank or any of their respective assets or businesses, or the Contemplated Transactions, since January 1, 1997, and there is no fact known to CGB&L which would provide a basis for any other Proceeding or Order. To the Knowledge of CGB&L, no officer, director, agent or employee of CGB&L or the Bank is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the businesses of CGB&L or the Bank. Except as set forth of Schedule 4.16, neither CGB&L nor the Bank has received at any time since January 1, 1997, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any material Legal Requirement to which CGB&L or the Bank, or any of the assets owned or used by any of them, is or has been subject.

(b) Neither CGB&L nor any of CGB&L Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has CGB&L or any CGB&L Subsidiary been advised by any Regulatory Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

Section 4.17  Absence of Certain Changes and Events. Except as set forth on
              -------------------------------------
Schedule 4.17, since March 31, 2000, each of CGB&L and the Bank has conducted its respective businesses only in the Ordinary Course of Business and with respect to each there has not been any:

(a) change in its authorized or issued capital stock; grant of any stock option or right to purchase shares of its capital stock; issuance of any security convertible into such capital stock or evidences of indebtedness (except in connection with customer deposits); grant of any registration rights; purchase, redemption, retirement or other acquisition by it of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of its capital stock;

(b) amendment to its certificate of incorporation, charter or bylaws or any resolutions adopted by its board of directors or shareholders with respect to the same;

(c) payment of any bonus or increase of any salaries or other compensation to any of its shareholders, directors, officers or employees, or entry by it into any employment, severance or similar Contract with any director, officer or employee;

(d) adoption, amendment (except for any amendment necessary to comply with any Legal Requirement) or termination of, or increase in the payments to or benefits under, any Employee Benefit Plan (as defined below);

(e) damage to or destruction or loss of any of its assets or property, whether or not covered by insurance;

(f) entry into, termination or extension of, or receipt of notice of termination of any joint venture or similar agreement pursuant to any Contract or any similar transaction;

(g) material change in, or termination of, any existing lease of real or personal property to which it is a party;

(h) entry into any new, or modification, amendment, renewal or extension (through action or inaction) of the term of any existing, lease, contract or license that has a term of more than one (1) year, or that involves the payment by CGB&L or any Subsidiary of CGB&L of more than $10,000 in the aggregate;

(i) Loan or commitment to make any Loan except for (i) Loans secured by one-to-four family residences with a loan to value ratio of not more than 90%, (ii) unsecured Loans not in excess of

$10,000, (iii) non-real estate secured Loans not in excess of 90% of the amount of any deposit account at the Bank used as collateral for the Loan; (iv) Loans secured by real estate not in excess of $250,000;

(j) Loan or commitment to make, renew, extend the term or increase the amount of any Loan to any Person if such Loan or any other Loans to such Person or an Affiliate of such Person is on the "watch list" or similar internal report of CGB&L or the Bank, or has been classified as "substandard," "doubtful," "loss," or "other Loans specially mentioned or listed as a "potential problem loan";" provided, however, that nothing in this Section 4.17(j) shall prohibit CGB&L or
                                        ---------------
the Bank from honoring any contractual obligation in existence on the date of this Agreement;

(k) sale (other than any sale in the Ordinary Course of Business), lease or other disposition of any of its assets or properties or mortgage, pledge or imposition of any lien or other encumbrance upon any of its material assets or properties except for tax and other liens which arise by operation of law and with respect to which payment is not past due and except for pledges or liens:
(i) required to be granted in connection with the acceptance by the Bank of government deposits; (ii) granted in connection with repurchase or reverse repurchase agreements; or (iii) otherwise incurred in the Ordinary Course of Business;

(l) incurrence by it of any obligation or liability (fixed or contingent) other than in the Ordinary Course of Business;

(m) cancellation or waiver by it of any claims or rights with a value in excess of $10,000;

(n) any investment by it of a capital nature exceeding $5,000 or aggregate investments of a capital nature exceeding $10,000;

(o) except for the Contemplated Transactions, merger or consolidation with or into any other Person, or acquisition of any stock, equity interest or business of any other Person;

(p) transaction for the borrowing or loaning of monies, other than in the Ordinary Course of Business;

(q) change in any policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of the management of CGB&L to respond to then current market or economic conditions or as may be required by any Regulatory Authorities;

(r) filing of any applications for additional branches, opening of any new office or branch, closing of any current office or branch, or relocation of operations from existing locations;

(s) discharge or satisfaction of any material lien or encumbrance on its assets or repayment of any material indebtedness for borrowed money, except for obligations incurred and repaid in the Ordinary Course of Business;

(t) entry into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $10,000 in aggregate value, except for sales of CGB&L "other real estate owned" and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

(u) purchase or other acquisition of any investments, direct or indirect, in any derivative securities, financial futures or commodities or entry into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

(v) hiring of any employee with an annual salary in excess of $10,000, except for employees at will who are hired to replace employees who have resigned or whose employment has otherwise been terminated; or

(w)  agreement, whether oral or written, by it to do any of the foregoing.

Section 4.18  Properties, Contracts, Employee Benefit Plans and Other
              -------------------------------------------------------
Agreements. Except for loan agreements evidencing loans made by the Bank in the
----------
Ordinary Course of Business, Schedule 4.18 lists or describes the following with respect to CGB&L and the Bank:

(a) All real property owned by each of CGB&L and the Bank and the principal buildings and structures located thereon, together with a legal description of such real estate, and each lease of real property to which each of CGB&L and the Bank is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office of CGB&L or the Bank;

(b) each Applicable Contract that involves performance of services or delivery of goods or materials by CGB&L or the Bank of an amount or value in excess of $5,000;

(c) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of CGB&L or the Bank in excess of $15,000;

(d) each lease, rental, license, installment and conditional sale agreement and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(e) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property (collectively, "Intellectual Property Assets"), including agreements with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets of CGB&L or the Bank;

(f) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(g) each joint venture, partnership and other Applicable Contract (however named) involving a sharing of profits, losses, costs or liabilities by CGB&L or the Bank with any other Person;

(h) each Applicable Contract containing covenants that in any way purport to restrict the business activity of CGB&L or the Bank or any Affiliate of either, or limit CGB&L or the Bank or any Affiliate of the foregoing to engage in any line of business or to compete with any Person;

(i) each Applicable Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

(j) the name and annual salary of each director, officer or employee of each of CGB&L and the Bank, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by CGB&L, the Bank or a combination of any of them to or for the benefit of each such person in question for the year ended March 31, 2000, and for the current year, and any employment agreement or arrangement with respect to each such person;

(k) each profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, employee stock ownership, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by CGB&L or the Bank for the benefit of the officers, directors or employees of CGB&L or the Bank, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement, and all other Contracts or arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by CGB&L or the Bank for the benefit of the employees of CGB&L or the Bank (collectively, the "Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under the ERISA, any current financial or actuarial reports and any currently effective Internal Revenue Service private rulings or determination letters obtained by or for the benefit of CGB&L or the Bank;

(l) each holder of a CGB&L Stock Option and each holder of a CGB&L Stock Award and the number of underlying shares to which each such holder may be entitled;

(m) each of the participants in the ESOP showing the number of outstanding shares of CGB&L Common Stock credited to each participant, the vesting dates thereof, the unpaid balance of any loans owing by the ESOP to CGB&L or any party as of the date hereof (the "ESOP Loan"), and the number of unallocated shares of CGB&L Common Stock under the ESOP;

(n) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by CGB&L or the Bank to be responsible for consequential damages;

(o)  each Applicable Contract for capital expenditures in excess of $5,000;

(p) each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by CGB&L or the Bank other than in the Ordinary Course of Business; and

(q) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

     Copies of each document, plan or Contract listed and described on Schedule
4.18 are appended to such Schedule.

Section 4.19  No Defaults. Except as set forth on Schedule 4.19, each Contract
              -----------
identified or required to be identified on Schedule 4.18 is in full force and effect and is valid and enforceable in accordance with its terms. Each of CGB&L and the Bank is, and at all times since January 1, 1997, has been, in full compliance with all applicable terms and requirements of each Contract under which either CGB&L or the Bank has or had any obligation or liability or by which CGB&L or the Bank or any of their respective assets owned or used by them is or was bound. Each other Person that has or had any obligation or liability under any such Contract under which CGB&L or the Bank has or had any rights is, and at all times since January 1, 1997, has been, in full compliance with all applicable terms and requirements of such Contract. No event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a violation or breach of, or give CGB&L, the Bank or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Applicable Contract. Except in the Ordinary Course of Business with respect to loans made by the Bank, neither CGB&L nor the Bank has given to or received from any other Person, at any time since January 1, 1997, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Contract. Other than in the Ordinary Course of Business in connection with workouts and restructured loans, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to CGB&L or the Bank under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

Section 4.20  Insurance. Schedule 4.20 lists the policies of insurance
              ---------
(including bankers blanket bond and insurance providing benefits for employees) owned or held by CGB&L or the Bank on the date hereof. Each policy is in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) until the Closing. All premiums due on such policies have been paid in full.

Section 4.21  Compliance with Environmental Laws. Except as set forth on
              ----------------------------------
Schedule 4.21, there are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving CGB&L or the Bank or, to the Knowledge of CGB&L, any of their respective assets that are pending or, to the Knowledge of CGB&L, Threatened, nor is there any factual basis for any of the foregoing, as a result of any asserted failure of CGB&L or the Bank, or any predecessor thereof, to comply (or the assertion of liability even if in compliance) with any Legal Requirements designed to minimize, prevent, punish or remedy the consequences of actions that damage or threaten the soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

Section 4.22  Regulatory Filings. Since January 1, 1997, each of CGB&L and the
              ------------------
Bank has filed in a timely manner all required filings with all Regulatory Authorities. Without limitation of the foregoing, since January 1, 1997, CGB&L has filed on a timely basis all proxy statements, reports and other documents required to be filed by it under the 1934 Act, and CGB&L has furnished Acquiror copies of its Annual Report on Form 10-K for the fiscal year ended March 31, 2000, and all quarterly and periodic reports and proxy statements filed under the 1934 Act by CGB&L after such date, each as filed with the SEC. All such filings were accurate and complete in all material respects as of the dates of the filings, and no such filing has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 4.23  Fiduciary Powers. Schedule 4.23 contains a list and a brief
              ----------------
description of all accounts for which the Bank acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. The Bank has properly administered all accounts for which it acts as fiduciary, including accounts for which it serves as trustee, agent, custodian or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulations and common law. None of the Bank or any of its directors, officers or employees has committed any breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

Section 4.24  Bylaws; State Takeover Statutes. The Board of Directors of CGB&L
              -------------------------------
has approved the Contemplated Transactions and has taken whatever action that may be necessary to render inapplicable to the Contemplated Transactions the provisions of Section 203 of the DGCL and any anti-takeover provision set forth in CGB&L's Bylaws or certificate of incorporation.

Section 4.25  Disclosure. Neither any representation or warranty of CGB&L in,
              ----------
nor any schedule to, this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.9 will
                                                            -----------
contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

Section 4.26  Brokerage Commissions. Except for the obligation of CGB&L to pay
              ---------------------
Olive Corporate Finance LLC, none of CGB&L or the Bank or any of their respective Representatives has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

Section 4.27  Approval Delays. To the Knowledge of CGB&L, there is no reason why
              ---------------
the granting of any of the regulatory approvals referred to in Section 7.1 would
                                                               -----------
be denied or unduly delayed.

Section 4.28  Due Diligence Report. Schedule 4.28 contains Acquiror's due
              --------------------
diligence request reflected in the Due Diligence Checklist delivered to CGB&L's counsel on February 2, 2001.

CGB&L has no Knowledge of any information that is responsive to such request that has not been reflected on or included as part of Schedule 4.28.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

Acquiror hereby represents and warrants to CGB&L as follows:

Section 5.1  Acquiror Residency/Acquisition Corp Organization. Acquiror is an
             ------------------------------------------------
individual residing in the State of New York. Acquisition Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition Corp has full power and authority, corporate and otherwise, to own, operate and lease its respective properties as presently owned, operated and leased, and to carry on its respective business as it is now being conducted. Copies of the articles of incorporation and bylaws of Acquisition Corp and all amendments thereto set forth on Schedule 5.1 are complete and correct.

Section 5.2  Authorization; Enforceability. Acquiror and Acquisition Corp have
             -----------------------------
the requisite legal capacity and corporate power, respectively, and the authority to enter into and perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by Acquisition Corp, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, including any necessary approval of its shareholders. This Agreement constitutes a legal, valid and binding obligation of each of Acquiror and Acquisition Corp enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

Section 5.3  No Conflict. Except as set forth on Schedule 5.3, neither the
             -----------
execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the articles of incorporation or charter, and the bylaws, of any of Acquiror's Subsidiaries, or any resolution adopted by the board of directors or shareholders of any of Acquiror's Subsidiaries; (b) contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Acquiror or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the regulatory approvals necessitated by the Contemplated Transactions, including any such approvals under the FDI Act, the BHCA, the 1933 Act, the 1934 Act, the Delaware Statutes and the Illinois Statutes; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any material Applicable Contract to which Acquiror or any of its Subsidiaries is a party or by which any of their respective assets is bound; or (d) result in the creation of any lien, charge or encumbrance upon or with respect to any of the assets owned or used by Acquiror or any of its Subsidiaries. Except for the regulatory approvals referred to in Section 7.5 and
                                                                 -----------
as set forth on Schedule 5.3, neither Acquiror nor any of its

Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 5.4  Approval Delays. To the Knowledge of Acquiror, there is no reason
             ---------------
why the granting of any of the regulatory approvals referred to in Section 7.1
                                                                   -----------
would be denied or unduly delayed.

Section 5.5  Financing. Acquiror and Acquisition Corp have sufficient assets to
             ---------
consummate the contemplated transactions without obtaining third-party financing.

Section 5.6  Disclosure. No representation or warranty of Acquiror or
             ----------
Acquisition Corp in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 6
                               CGB&L'S COVENANTS

Section 6.1  Access and Investigation. Acquiror and its Representatives shall,
             ------------------------
at all times during normal business hours and with reasonable advance notice prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of CGB&L and the Bank in accordance with the provisions of this Section. Acquiror and its Representatives may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of each of CGB&L and the Bank and of its respective financial and legal condition as Acquiror shall deem necessary or advisable to familiarize itself with such records, properties and other matters, provided, however, that such access or investigation shall not interfere unnecessarily with the normal operations of CGB&L or the Bank. Upon request, each of CGB&L and the Bank will furnish Acquiror or its Representatives attorneys' responses to auditors' requests for information regarding CGB&L or the Bank, as the case may be, and such financial and operating data and other information reasonably requested by Acquiror (provided with respect to attorneys, such disclosure would not result in the waiver by CGB&L or the Bank of any claim of attorney-client privilege), and will permit Acquiror and its Representatives to discuss such information directly with any individual or firm performing auditing or accounting functions for CGB&L or the Bank, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Acquiror or its Representatives. CGB&L shall, and shall cause the Bank to, give Acquiror prior notice of each meeting of its respective board of directors and any committees thereof, including specifically the Bank's loan committee, and Acquiror shall be invited to have one of its Representatives in attendance at each such meeting as an observer. No investigation by Acquiror or any of its Representatives shall affect the representations and warranties made by CGB&L. This Section shall not require the disclosure of any information the disclosure of which to Acquiror would be prohibited by any Legal Requirement.

Section 6.2  Operation of CGB&L and the Bank. Except with the prior written
             -------------------------------
consent of Acquiror, between the date of this Agreement and the Closing Date, CGB&L will, and will cause the Bank, to

(a)  conduct its business only in the Ordinary Course of Business;

(b) use its Best Efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and goodwill with its suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

(c)  confer with Acquiror concerning operational matters of a material nature;

(d) enter into loan transactions only in accordance with sound credit practices and only on terms and conditions which are not materially more favorable than those available to the borrower from competitive sources in arm's-length transactions, and in that connection, from the date hereof to the Closing Date, shall not;

     (i) enter into any new credit or new lending relationships in excess of $250,000 (other than mortgage loans secured by first liens on owner-occupied residences with a loan to value ratio of not more than 80%) to any Person and such Person's Affiliate; or

     (ii) other than incident to a reasonable loan restructuring, extend additional credit to any Person or that Person's Affiliate if such Person or such Affiliate is the obligor under any indebtedness to it which constitutes a non-performing loan or against any part of such indebtedness it has established loss reserves or any part of which has been charged-off by it;

(e) consistent with past practice, maintain a reserve for possible loan and lease losses which is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable);

(f) maintain all of its assets necessary for the conduct of its business in good operating condition and repair, reasonable wear and tear and damage by fire or unavoidable casualty excepted, and maintain policies of insurance upon its assets and with respect to the conduct of its business in amounts and kinds comparable to that in effect on the date hereof and pay all premiums on such policies when due;

(g) file in a timely manner all required filings with all Regulatory Authorities and cause such filings to be true and correct in all material respects; and

(h) maintain its books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior years and comply with all Legal Requirements.

Section 6.3  Negative Covenant. Except with respect to (i) dividends declared
             -----------------
and paid by the Bank to CGB&L on or prior to December 31, 2000 and (ii) the issuance or distribution of CGB&L Common Stock pursuant to the CGB&L Stock Awards and the CGB&L Stock Options; and except as otherwise expressly permitted by this Agreement, and as contemplated by Schedule 4.17, between the date of this Agreement and the Closing Date, CGB&L will not, and will cause the Bank not to, without the prior written consent of Acquiror, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section 4.17 is likely to occur.
                                             ------------

Section 6.4  Subsequent CGB&L Financial Statements; Securities Reports. As soon
             ---------------------------------------------------------
as available after the date hereof, CGB&L will furnish Acquiror copies of the quarterly unaudited consolidated balance sheets and income statements of CGB&L prepared for its internal use, and the Bank's Call Reports for each quarterly period completed after September 30, 2000. Prior to the Closing, CGB&L will furnish all other financial reports or statements submitted by CGB&L or the Bank to Regulatory Authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent CGB&L Financial Statements"). Without limitation of the foregoing, as soon as available, if at all, CGB&L will deliver to Acquiror complete copies of its Annual Report on Form 10-K for the year ending March 31, 2001, all Quarterly Reports on Form 10-Q, all Current Reports on Form 8-K and any proxy materials filed hereafter with the SEC pursuant to the 1934 Act (collectively, the "SEC Filings"). The Subsequent CGB&L Financial Statements and the financial information in the SEC Filings shall be prepared on a basis consistent with past accounting practices and shall fairly present in all material respects the consolidated financial condition and results of operations for the dates and periods presented. The Subsequent CGB&L Financial Statements will not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such CGB&L Financial Statements misleading in any material respect. The SEC Filings will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

Section 6.5  Title to Real Estate. As soon as practical after the date hereof,
             --------------------
but in any event no later than thirty (30) days after the date hereof, CGB&L shall obtain at its own expense and deliver to Acquiror, with respect to all real estate owned by CGB&L or the Bank (the "CGB&L Real Estate"), an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title Insurance Company or such other title insurance company as is reasonably acceptable to Acquiror, showing fee simple title in CGB&L or the Bank in such real estate subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (a) as noted in the most recent CGB&L Financial Statement or on Schedule 4.9; (b) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected on the CGB&L Financial Statements; (c) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; and (d) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held.

Section 6.6  Survey. As soon as practicable after the date hereof, CGB&L shall
             ------
deliver to Acquiror all surveys of the CGB&L Real Estate which CGB&L holds or which it can obtain without cost.

Section 6.7  Advice of Changes. Between the date of this Agreement and the
             -----------------
Closing Date, CGB&L will promptly notify Acquiror in writing if CGB&L or the Bank becomes aware of any fact or condition that causes or constitutes a Breach of any of CGB&L's representations and warranties as of the date of this Agreement, or if CGB&L or the Bank becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. If any such fact or condition would require any change in the Schedules if such Schedules were dated the date of the occurrence or discovery of any such fact or condition, CGB&L will promptly deliver to Acquiror a supplement to the Schedules specifying such change. During the same period, CGB&L will promptly notify Acquiror of the occurrence of any Breach of any covenant of CGB&L in this Article or of the occurrence of any event that might reasonably be expected to make the satisfaction of the conditions in Article 8 impossible or unlikely.

Section 6.8  Other Offers.
             ------------

(a) Until such time, if any, as this Agreement is terminated pursuant to Article 10, CGB&L will not, and will cause the Bank and their respective Representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Acquiror) relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction involving CGB&L or the Bank. Notwithstanding the foregoing in this Section 6.8, CGB&L may provide information
                                      -----------
at the request of, or enter into negotiations with, a third party with respect to an Acquisition Transaction if the board of directors of CGB&L determines, in good faith, that the exercise of its fiduciary duties to CGB&L's stockholders under applicable law, as advised in writing by Howard & Howard Attorneys PC, requires it to take such action, and, provided further, that CGB&L may not, in any event, provide to such third party any information which it has not provided to Acquiror. CGB&L shall promptly notify Acquiror orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries, along with a summary of the advice provided by Howard & Howard Attorneys PC.

(b) "Acquisition Transaction" shall, with respect to CGB&L, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either CGB&L or any significant subsidiary (as defined in Rule 1.2 of Regulation S-X of the SEC) (a "Significant Subsidiary") of CGB&L; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either CGB&L or any Significant Subsidiary of CGB&L; (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 10% or more of the voting power of either CGB&L or any Significant Subsidiary of CGB&L; (iv) a tender or exchange offer to acquire securities representing 10% or more of the voting power of CGB&L; (v) a public proxy or consent solicitation made to stockholders of CGB&L seeking proxies in opposition to any proposal relating to any aspect of the Contemplated Transactions that has been recommended by the board of directors of CGB&L; (vi) the filing of an application or notice with any federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above; or
(vii) the making of a bona fide proposal to CGB&L or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses
(i) through (v) above.

Section 6.9  Information Provided to Acquiror. CGB&L agrees that none of the
             --------------------------------
information concerning CGB&L or the Bank which is provided or to be provided by CGB&L or the Bank or their respective Representatives to Acquiror for inclusion or which is included in any documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are filed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

Section 6.10 Stockholders' Meeting. CGB&L will take all steps necessary to duly
             ---------------------
call, give notice of, convene and hold a meeting of its stockholders, as soon as practicable, but in no event later than forty-five (45) days after the date the SEC completes its review of the Proxy Statement, for the purpose of obtaining stockholder approval of this Agreement and the Merger (the "Special Meeting"); provided, however, that the Proxy Statement shall not be mailed to the holders of CGB&L Common Stock until Olive Corporate Finance LLC has delivered to the Board of Directors of CGB&L for inclusion in the Proxy Statement a fairness opinion (the "Fairness Opinion"), dated the mailing date, to the effect that the Total Purchase Price is fair to the stockholders of CGB&L from a financial point of view, which opinion shall be in standard industry form with respect to transactions of this nature. CGB&L shall send the Proxy Statement to its stockholders at least twenty (20) days prior to such meeting in accordance with
Section 251 of the DGCL. Along with such notice, CGB&L shall include a copy of this Agreement and a copy of Section 262 of the DGCL governing the procedures required to be met by dissenting shareholders.

Section 6.11 Proxy Statement.
             ---------------

(a) CGB&L will take all reasonable steps necessary to submit the Proxy Statement to the SEC within thirty (30) days after the date of this Agreement. The Proxy Statement will satisfy all requirements of the 1934 Act and the rules and regulations promulgated thereunder and will include a unanimous recommendation by the Board of Directors of CGB&L that the stockholders of the CGB&L approve this Agreement and the Merger. CGB&L and its Representatives shall solicit proxies voting only in favor thereof from the stockholders of CGB&L. CGB&L shall deliver a draft of the Proxy Statement to Acquiror and its counsel at least five (5) Business Days prior to filing it with the SEC, and shall provide Acquiror with copies of all responses or other written communications from the SEC relating to the Proxy Statement. CGB&L shall also deliver a copy of the final Proxy Statement to Acquiror promptly after the SEC has completed its review thereof.

(b) None of the information to be supplied by CGB&L for inclusion or incorporation by reference in the Proxy Statement as of the time of its mailing and as of the time of the meeting of CGB&L's stockholders in connection therewith, and as amended or supplemented by CGB&L, will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading; in no event, however, shall CGB&L be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written information concerning Acquiror or Acquisition Corp furnished by Acquiror specifically for use in the Proxy Statement.

Section 6.12  Best Efforts; Cooperation. CGB&L agrees to exercise good faith and
              -------------------------
use its Best Efforts to satisfy the various covenants and conditions to Closing in this Article and Article 8, respectively, and to consummate the transactions contemplated hereby as promptly as possible. CGB&L will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, CGB&L will, and will cause the Bank and each of its and their Affiliates and Representatives to, cooperate with Acquiror with respect to all filings that Acquiror is required by Legal Requirements to make in connection with the Contemplated Transactions.

Section 6.13  Information Provided to Acquiror. CGB&L agrees that none of the
              --------------------------------
information concerning CGB&L or the Bank which is provided or to be provided by CGB&L to Acquiror for inclusion or which is included, in a submission to any other documents to be filed with, any Regulatory Authority in connection with the Contemplated Transactions will, at the respective times such documents are submitted to be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

Section 6.14  ESOP Loan. From and after the date of this Agreement through the
              ---------
Effective Time, CGB&L and/or the Bank shall not make any contributions to the ESOP that will be used to repay, nor shall they repay, the ESOP Loan or any amounts due thereunder except to the extent such payments are required to be made pursuant to the express terms of the ESOP Loan. Immediately following the Effective Time, the ESOP shall, with the proceeds of the cash received by the ESOP pursuant to Section 3.1(a)(ii) with respect to shares of CGB&L Common Stock held by the ESOP which have not, as of the Effective Time, been allocated to accounts of ESOP participants, pay to the Surviving Corporation the full amount of the ESOP Loan and any remaining cash received by the ESOP shall be allocated to the accounts of ESOP participants.

Section 6.15  Voting Agreement. Concurrently with the execution and delivery of
              ----------------
this Agreement, CGB&L shall deliver to Acquiror a voting agreement in the form of Exhibit D signed by all directors and officers of CGB&L or the Bank who are
   ---------
holders of CGB&L Common Stock.

Section 6.16  Accounting and Other Adjustments. CGB&L agrees that it shall, and
              --------------------------------
shall cause the Bank, to: (a) make any accounting adjustments or entries to its books of account and other financial records; (b) make additional provisions to any allowance for loan and lease losses;

(c) sell or transfer any investment securities held by it; (d) charge-off any loan or lease; (e) create any new reserve account or make additional provisions to any other existing reserve account; (f) make changes in any accounting method; (g) accelerate, defer or accrue any anticipated obligation, expense or income item; and (h) make any other adjustments which would affect the financial reporting of Acquiror, on a consolidated basis after the Effective Time, in any case as Acquiror shall reasonably request, provided, however, that neither CGB&L nor the Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as CGB&L shall have received reasonable assurances that all conditions precedent to CGB&L's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied and no such adjustment which CGB&L or the Bank would not have been required to make but for the provisions of this Section shall have any effect on the calculation of the Exchange Rate.

                                    ARTICLE 7
                             ACQUIROR'S COVENANTS

Section 7.1  Regulatory Approvals. Except as otherwise provided in this
             --------------------
Agreement, as promptly as practicable after the date of this Agreement, Acquiror will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all filings under the BHCA, the FDI Act, Delaware Statutes and Illinois Statutes). Acquiror shall in good faith pursue all necessary regulatory approvals.

Section 7.2  Information for Proxy Statement. Acquiror shall furnish such
             -------------------------------
information concerning Acquiror and Acquisition Corp as is necessary in order to cause the Proxy Statement, insofar as it relates to Acquiror, to be prepared in accordance with all applicable requirements of the 1934 Act and the rules and regulations promulgated thereunder. Acquiror agrees promptly to advise CGB&L if any time prior to the Special Meeting any information provided by Acquiror in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to CGB&L the information needed to correct such inaccuracy or omission.

Section 7.3  Indemnification. Except as may be limited by applicable Legal
             ---------------
Requirements, Acquiror shall use his Best Efforts to cause the Bank to honor its obligations in respect of indemnification and advancement of expenses currently provided by the Bank in favor of their current and former employees, directors, officers and agents in the charter or bylaws of the Bank for three (3) years from the Effective Time with respect to matters occurring prior to the Effective Time.

Section 7.4  Best Efforts. Acquiror and Acquisition Corp agree to exercise good
             ------------
faith and use their Best Efforts to satisfy the various covenants and conditions to Closing in this Article and Article 5, respectively, and to consummate the transactions contemplated hereby as promptly as possible. Acquiror and Acquisition Corp will not intentionally take or intentionally permit to be taken any action that would be a Breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, Acquiror and Acquisition Corp will, and will cause each of its Subsidiaries and their Affiliates and Representatives to, cooperate with CGB&L with respect to all filings that Acquiror is required by Legal Requirements to make in connection with the Contemplated Transactions.

                                   ARTICLE 8
                CONDITIONS PRECEDENT TO OBLIGATIONS OF Acquiror

             The obligations of Acquiror to consummate the Merger and to take the other actions required to be taken by Acquiror at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquiror, in whole or in part):

Section 8.1  Accuracy of Representations and Warranties. All of the
             ------------------------------------------
representations and warranties of CGB&L set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date.

Section 8.2  CGB&L's Performance. CGB&L shall have performed or complied in all
             -------------------
material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided, however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, CGB&L shall have performed and complied in all respects with such covenants and obligations to the extent of the materiality standard set forth herein.

Section 8.3  Documents Satisfactory. All proceedings, corporate or other, to be
             ----------------------
taken by CGB&L in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Acquiror, and CGB&L shall have made available to Acquiror for examination the originals or true and correct copies of all records and documents relating to the business and affairs of CGB&L and the Bank which Acquiror may reasonably request in connection with said transactions.

Section 8.4  No Proceedings. Since the date of this Agreement, there must not
             --------------
have been commenced or Threatened against CGB&L or the Bank any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions.

Section 8.5  Absence of Material Adverse Changes. From the date hereof to the
             -----------------------------------
Closing, there shall be and have been no event or occurrence that had or would reasonably be expected to have a Material Adverse Effect on CGB&L or the Bank.

Section 8.6  Consents and Approvals. Any consents or approvals required to be
             ----------------------
secured by either party by the terms of this Agreement shall have been obtained and shall be reasonably satisfactory to Acquiror, and all applicable waiting periods shall have expired.

Section 8.7  No Prohibition. Neither the consummation nor the performance of any
             --------------
of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

Section 8.8  Stockholder Approval. The required stockholder approval for the
             --------------------
Merger and this Agreement shall have been obtained at the Special Meeting.

Section 8.9  Dissenting Shares. The total number of Dissenting Shares shall be
             -----------------
no greater than 10% of the number of shares of CGB&L Common Stock issued and outstanding immediately prior to the Effective Time.

Section 8.10 Minimum Stockholders' Equity. CGB&L's Adjusted Stockholders' Equity
             ----------------------------
(as calculated immediately prior to the Closing Date for purposes of Section
                                                                     -------
3.1(b) hereof) shall not be less than $1,500,000, and the allowance for loan and
------
lease losses of the Bank shall not be less than an amount equal to $32,700 on the Closing Date.

                                   ARTICLE 9
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CGB&L

CGB&L's obligation to consummate the Merger and to take the other actions required to be taken by CGB&L at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by CGB&L, in whole or in part):

Section 9.1  Accuracy of Representations and Warranties. All of the
             ------------------------------------------
representations and warranties of Acquiror set forth in this Agreement shall be true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date.

Section 9.2  Acquiror's Performance. Each of Acquiror and Acquisition Corp shall
             ----------------------
have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date, provided however, that to the extent performance and compliance with such covenants and obligations are subject in this Agreement to a standard of materiality, Acquiror and Acquisition Corp shall have performed and complied in all respects with their respective covenants and obligations to the extend of the materiality standard set forth herein.

Section 9.3  Documents Satisfactory. All proceedings, corporate or other, to be
             ----------------------
taken by Acquiror and Acquisition Corp in connection with the Contemplated Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for CGB&L.

Section 9.4  No Proceedings. Since the date of this Agreement, there must not
             --------------
have been commenced or Threatened against Acquiror or Acquisition Corp any
Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected to have a Material Adverse Effect on CGB&L or such Affiliate.

Section 9.5  Regulatory Approvals. Acquiror shall have received all of the
             --------------------
regulatory approvals referred to in Section 7.1
                                    -----------

Section 9.6  No Prohibitions. Neither the consummation nor the performance of
             ---------------
any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with or result in a violation of: (a) any applicable Legal Requirement or Order; or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Regulatory Authority.

Section 9.7  Stockholder Approval. The required CGB&L stockholder approval for
             --------------------
the Merger and this Agreement shall have been obtained at the Special Meeting and the Fairness Opinion shall not have been withdrawn as of the date of the Special Meeting.

                                  ARTICLE 10
                                  TERMINATION

Section 10.1 Reasons for Termination and Abandonment. This Agreement, by prompt
             ---------------------------------------
written notice given to the other parties prior to or at the Closing, may be terminated:

(a)  by mutual consent of Acquiror and the board of directors of CGB&L;

(b) by Acquiror if: (i) any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement); and (ii) Acquiror has not waived such condition on or before the Closing Date;

(c) by CGB&L if: (i) any of the conditions in Article 9 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of CGB&L to comply with its obligations under this Agreement); and (ii) CGB&L has not waived such condition on or before the Closing Date;

(d) by Acquiror, at any time within ten (10) Business Days after the date of this Agreement, by giving written notice to CGB&L that Acquiror has determined from its due diligence investigation that there are matters which are, in the reasonable judgment of Acquiror, either (x) inconsistent in any material respect with any of the representations and warranties of CGB&L contained in this Agreement or (y) of such significance as (1) to have a Material Adverse Effect on CGB&L or (2) to deviate materially and adversely from CGB&L's audited financial statements for the year ended March 31, 2000; or

(e) by either Acquiror or CGB&L if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) by the date which is ten (10) months after the date of this Agreement, or such later date as the parties may agree (the "Termination Date").

Section 10.2 Effect of Termination. Except as provided in Section 10.3, in the
             ---------------------                        ------------
event of termination of this Agreement pursuant to Section 10.1, this Agreement
                                                   ------------
shall forthwith become void, there shall be no liability under this Agreement on the part of Acquiror, CGB&L or Acquisition Corp or any of their respective Representatives, and all rights and obligations of each party hereto shall cease, provided, however, that, subject to Section 10.3,
                                                              ------------
nothing herein shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

Section 10.3   Expenses. (a) Except as provided below, all Expenses (as defined
               --------
below) incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses" as used in this Agreement shall consist of all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the solicitation of shareholder approvals and all other matters related to the consummation of the Merger.

(b) If this Agreement is terminated by (i) Acquiror because CGB&L committed a Breach of its obligations under this Agreement, unless such Breach is a result of the failure by Acquiror to perform and comply in all material respects with any of its material obligations under this Agreement which are to be performed or complied with by it prior to or on the date required hereunder; or (ii) or by Acquiror or CGB&L because CGB&L's shareholders fail to approve the Contemplated Transactions and this Agreement (in each case, a "CGB&L Termination"), then CGB&L shall pay to Acquiror, upon its written demand, an amount equal to the sum of Acquiror's Expenses (but not in excess of $75,000), plus an amount equal to $100,000. Such sums shall constitute liquidated damages and the receipt thereof shall be Acquiror's sole and exclusive remedy under this Agreement for all Breaches of this Agreement by CGB&L or such failure to approve. In addition to these payments, if there is a CGB&L Termination, and within eighteen (18) months after the termination of this Agreement CGB&L enters into a Contract with any party other than Acquiror providing for the acquisition of control of CGB&L or the Bank by such other party, then CGB&L shall pay to Acquiror, upon its written demand, the additional sum of $150,000, provided, however, that the provisions of this Section shall in no way limit Acquiror's rights against any such third party. For purposes of this Section, the phrase "control of CGB&L or the Bank" means the acquisition by any such third party of: (i) legal or beneficial ownership (as defined by Rule 13d-3 promulgated under the 1934 Act) of greater than twenty percent (20%) of the then issued and outstanding voting stock of CGB&L or the Bank through any transaction to which CGB&L, the Bank or any Affiliate of CGB&L or the Bank is a party; or (ii) all or substantially all of the assets of CGB&L or the Bank. Notwithstanding anything to the contrary set forth above in this Section 10.3(b), Acquiror shall not be entitled to the
                    ---------------
amounts described in this Section 10.3(b) if Acquiror terminates this Agreement
                          ---------------
pursuant to Section 10.1(d).
            ---------------

(c) If Acquiror does not consummate the Merger for any reason other than a CGB&L Termination and CGB&L is in compliance with all of its obligations under this Agreement, Acquiror shall pay to CGB&L, upon its written demand, an amount equal to $100,000. Such sum shall constitute liquidated damages and the receipt thereof shall be CGB&L's sole and exclusive remedy under this Agreement and in connection with the Contemplated Transactions.

                                  ARTICLE 11
                                 MISCELLANEOUS

Section 11.1   Governing Law. All questions concerning the construction,
               -------------
validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Illinois applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.

Section 11.2   Assignments, Successors and No Third Party Rights. None of the
               -------------------------------------------------
parties to this Agreement may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

Section 11.3   Waiver. Except as provided in Section 10.3(b), the rights and
               ------                        ---------------
remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 11.4   Publicity. Any public announcement or similar publicity with
               ---------
respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Acquiror and CGB&L shall jointly determine. Unless consented to by the other in advance or required by Legal Requirements, prior to the Closing, neither Acquiror nor CGB&L shall, and shall cause each of its respective Subsidiaries and Representatives to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. CGB&L and Acquiror will consult with each other concerning the means by which their respective employees, customers and suppliers and others having dealings with either of them and CGB&L's Subsidiaries will be informed of the Contemplated Transactions.

Section 11.5   Confidentiality. Between the date of this Agreement and the
               ---------------
Closing Date, each of Acquiror and CGB&L will maintain in confidence, and will cause each of its respective Representatives to maintain in confidence, and not use to the detriment of the other or its Subsidiaries any written, oral, or other information obtained in confidence from the other of any of its Subsidiaries in connection with this Agreement or the Contemplated Transactions, unless: (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party; (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions; or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

Section 11.6   Notices. All notices, consents, waivers and other communications
               -------
under this Agreement must be in writing (which shall include telecopier communication) and will be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by U.S. mail as provided in this
Section:

               (a) If to Acquiror, to:

Mr. David Bijan Movtady
c/o Golden National Mortgage Banking Corp.
One Huntington Quadrangle
Melville, NY 11747
Telephone:  (631) 439-2400
Telecopier: (631) 439-2444

with copies to:

Barack Ferrazzano Kirschbaum Perlman & Nagelberg
333 West Wacker
Suite 2700
Chicago, Illinois 60606
Attention:  Edwin S. del Hierro, Esq.
Telephone:  (312) 984-3100
Telecopier: (312) 984-3150

(b)    if to CGB&L, to:

CGB&L Financial Group, Inc.
229 E. South Street
P.O. Box 680
Cerro Gordo, Illinois 61818
Attention:  Ms. Maralyn F. Heckman, President
Telephone:  (217) 763-2911
Telecopier: (217) 763-4711
with copies to:

Howard & Howard Attorneys PC
One Technology Plaza
Suite 600
211 Fulton Street
Peoria, Illinois  60612
Attention:   Theodore L. Eissfeldt, Esq.
Telephone:   (309) 672-1483
Telecopier:  (309) 672-1568

or to such other Person or place as CGB&L shall furnish to Acquiror or Acquiror shall furnish to CGB&L in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if mailed in the manner provided in this Section, five Business Days after deposit with the United States Postal Service;
(c) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; and (d) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

Section 11.7   Entire Agreement. This Agreement and any documents executed by
               ----------------
the parties pursuant to this Agreement and referred to herein constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.

Section 11.8   Modification. This Agreement may not be amended except by a
               ------------
written agreement signed by each of CGB&L and Acquiror.

Section 11.9   Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.

Section 11.10  Further Assurances. The parties agree: (a) to furnish upon
               ------------------
request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 11.11  Survival. The representations, warranties and covenants contained
               --------
herein shall not survive beyond the Closing.

Section 11.12  Lack of Control. Subject to any specific provisions of this
               ---------------
Agreement, it is the intent of the parties to this Agreement that neither Acquiror nor Acquisition Corp by reason of this Agreement shall be deemed (until consummation of the Contemplated Transactions) to control, directly or indirectly, CGB&L or any CGB&L Subsidiary.

Section 11.13  Counterparts. This Agreement and any amendments thereto may be
               ------------
executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 11.14  Disclosure Schedules. The parties acknowledge that the disclosure
               --------------------
schedules called for by this Agreement shall be contained in a separate three-ring binder, one copy of which will be provided to each party upon execution of this Agreement, with each page therein being consecutively number stamped. Such disclosure schedules shall be considered a part of this Agreement.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.

                                              David Bijan Movtady


                                              GOLDEN NATIONAL ACQUISITION
                                              CORPORATION



                                              By: /s/ David Bijan Movtady
                                                  -----------------------
                                                  David Bijan Movtady
                                                  President

                                              CGB&L FINANCIAL GROUP, INC.



                                              By: /s/ Maralyn F. Heckman
                                                  ----------------------
                                                  Maralyn F. Heckman
                                                  President

                                 EXHIBIT INDEX

    Exhibit A       Form of Legal Opinion of Acquiror's Counsel

    Exhibit B       Form of Employment Agreement

    Exhibit C       Form of Legal Opinion of CGB&L's Counsel

    Exhibit D       Form of Voting Agreement

                               LIST OF SCHEDULES

Schedule 4.1        CGB&L Organization

Schedule 4.2        Bank Organization

Schedule 4.4        No Conflict

Schedule 4.5        CGB&L Capitalization

Schedule 4.6        Bank Capitalization

Schedule 4.7        Financial Statements and Reports

Schedule 4.9        Title to Properties

Schedule 4.12       Undisclosed Liabilities; Adverse Changes

Schedule 4.14       Compliance With ERISA

Schedule 4.15       Compliance With Legal Requirements

Schedule 4.16       Legal Proceedings; Orders

Schedule 4.17       Absence of Certain Changes and Events

Schedule 4.18       Properties, Contracts, Employee Benefit Plans and Other
                    Agreements

Schedule 4.19       No Defaults

Schedule 4.20       Insurance

Schedule 4.21       Compliance with Environmental Laws

Schedule 4.23       Fiduciary Accounts

Schedule 4.28       Due Diligence Materials

Schedule 5.1        Acquiror Organization

Schedule 5.3        No Conflict

                                    EXHIBIT A

                   FORM OF LEGAL OPINION OF ACQUIROR'S COUNSEL

On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion that:

12. Acquisition Corp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

13. The execution, delivery and performance of the Agreement and the Contemplated Transactions have been duly authorized by the board of directors of Acquisition Corp, and the Agreement has been approved by the sole stockholder of Acquisition Corp, these being the only corporate authorizations required of Acquiror or Acquisition Corp under the certificate of incorporation and bylaws of Acquisition Corp and applicable law. The Agreement constitutes the legal, valid and binding obligation of Acquiror and Acquisition Corp enforceable in accordance with its terms.

14. The execution, delivery and performance by Acquiror and Acquisition Corp of the Agreement will not violate the charter or bylaws of Acquisition Corp and will not, to our knowledge, result in a breach of or constitute a default under, any material lease, mortgage, contract, agreement, instrument, judgment, order or decree of which we have knowledge to which Acquiror or Acquisition Corp is a party or to which their or any of their respective properties or assets may be bound.

15. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body that has not been obtained is required on behalf of Acquiror or Acquisition Corp for consummation of the transactions contemplated by the Agreement.

                                   EXHIBIT B

                      CERRO GORDO BUILDING AND LOAN, S.B.

                         FORM OF AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

        THIS AGREEMENT ("Agreement") is made effective as of _________________, 2001 (the "Effective Date") by and between Cerro Gordo Building and Loan, s.b. (the "Institution"), a state chartered savings institution, with its principal administrative office at 229 East South Street, Cerro Gordo, Illinois 61818 and Maralyn F. Heckman ("Executive").

        WHEREAS, the Executive and the Institution have previously entered into an Employment Agreement as of _______________, 1998 (the "Prior Agreement"); and

        WHEREAS, the Executive has previously entered into an employment agreement with CGB&L Financial Group, Inc., a corporation organized under the laws of the State of Delaware, the holding company for the Institution (the "Holding Company"), as of ______________, 1998 (the "Holding Company Agreement"); and

        WHEREAS, the Holding Company has entered into that certain Agreement and Plan of Merger with David Bijan Movtady and Golden National Acquisition Corporation dated _____________________________ (the "Merger Agreement"); and

        WHEREAS, the Institution and the Executive wish to terminate the Holding Company Agreement and amend and restate the Prior Agreement as follows:

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

                                   ARTICLE 1

                   TERMINATION OF HOLDING COMPANY AGREEMENT

        Executive and the Holding Company agree that the Holding Company Agreement is terminated as of the date of this Agreement, and the Executive hereby waives all rights, claims or other entitlements under the Holding Company Agreement.

                                   ARTICLE 2

                         POSITION AND RESPONSIBILITIES

        During the period of her employment hereunder, Executive agrees to serve as the President of the Institution or as such other senior executive officer of the Institution in accordance with the direction and determination of the Board of Directors of the Institution (the "Board") from time to time. Executive shall render administrative and management services to the Institution such as are customarily performed by persons situated in a similar executive capacity.

                                   ARTICLE 3

                               TERMS AND DUTIES

        Section 3.1 Term. The period of the Executive's employment under this
                    ----
Agreement shall commence as of the Effective Date and shall continue for a period of thirty-six (36) full calendar months thereafter. Any continuation of the Agreement after the expiration of the initial term shall be on such terms and conditions as the parties shall mutually agree upon.

        Section 3.2 Best Efforts. During the period of Executive's employment
                    ------------
hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all business time, attention, skill, and efforts to the faithful performance of her duties hereunder including activities and services related to the organization, operation and management of the Institution and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Institution, or materially affect the performance of Executive's duties pursuant to this Agreement.

        Section 3.3 Termination. Notwithstanding anything herein to the
                    -----------
contrary, Executive's employment with the Institution may be terminated by the Institution or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement.

                                   ARTICLE 4

                        COMPENSATION AND REIMBURSEMENT

        Section 4.1 Base Salary. The Institution shall pay Executive as
                    -----------
compensation a salary of Fifty Thousand Dollars ($50,000) per year ("Base Salary"). Base Salary shall include any amounts of compensation deferred by Executive under any qualified or unqualified plan maintained by the Institution. Such Base Salary shall be payable monthly. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one (1) year from the date of this Agreement. Such review shall be conducted by the Board or by a Committee of the Board, delegated such responsibility by the Board. The Committee or the Board may increase Executive's Base Salary. Any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement. In addition to the Base Salary provided in this Section 4.1, the Institution shall also provide Executive, at no premium cost to Executive, with all such other benefits as are provided uniformly to full-time employees of the Institution.

        Section 4.2 Employee Benefits. The Executive shall be entitled to
                    -----------------
participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which

Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Institution will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would materially adversely affect Executive's rights or benefits thereunder; except to the extent such changes are made applicable to all Institution employees. Without limiting the generality of the foregoing provisions of this Section 4.2, Executive shall be entitled to participate in or receive benefits under any employee benefit plans, including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, stock or option plans, health-and-accident plans, medical coverage or any other employee benefit plan or arrangement made available by the Institution in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive shall be entitled to incentive compensation and bonuses as provided in any plan or arrangement of the Institution in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

        Section 4.3 Reimbursement of Expenses. In addition to the Base Salary
                    -------------------------
provided for by Section 4.1 and other compensation provided for by Section 4.2, the Institution shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing her obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

                                   ARTICLE 5

              PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION

        Section 5.1 Event of Termination. Upon the occurrence of an Event of
                    --------------------
Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Institution of Executive's full-time employment hereunder for any reason other than a termination governed by Article 6 hereof or Termination for Cause, as defined in Article 8 hereof; or (ii) Executive's resignation from the Institution's employ upon any of the following:
(A) unless consented to by the Executive, failure to elect or reelect or to appoint or reappoint Executive as a senior executive officer of the Institution or failure to nominate or re-nominate Executive as a Director to the extent Executive was serving as a Director of the Institution as of the Effective Date,
(B) a reduction in the benefits and perquisites to the Executive from those being provided as of the Effective Date, unless consented to by the Executive,
(C) a relocation of Executive's principal place of employment by more than 25 miles from her location immediately prior to the Event of Termination, (D) a liquidation or dissolution of the Institution, or (E) breach of this Agreement by the Institution. Upon the occurrence of any event described in clauses (A),
(B), (C), (D) or (E), above, Executive shall have the right to elect to terminate her employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within six (6) full months after the event giving rise to said right to elect.

        Section 5.2 Institution's Obligations Upon an Event of Termination. Upon
                    ------------------------------------------------------
the occurrence of an Event of Termination, on the Date of Termination, as defined in Article 9, the Institution shall be obligated to pay Executive, or, in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be a sum equal to the sum of: (i) the Executive's Base Salary (as of the Date of Termination) that would have been paid to the Executive through the remaining term of the Agreement; and (ii) the amount equal to the annual Institution contributions or payments made on Executive's behalf to any employee retirement benefit plans of the Institution for the calendar year immediately preceding the Date of Termination multiplied by the number of full calendar years from the Date of Termination through the remaining term of the Agreement; provided, however, that any payments pursuant to this Section 5.2 and Section 5.3 below shall not, in the aggregate, exceed three (3) times Executive's average "Annual Compensation," as defined below, for the five (5) most recent taxable years that Executive has been employed by the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than five (5) years. For purposes of this Section 5.2, "Annual Compensation" shall mean the Executive's Base Salary, commissions, bonuses, contributions on Executive's behalf to any pension and/or profit sharing plan, and directors or committee fees paid to the Executive in any such year. The amount payable pursuant to this Section 5.2 shall be paid to the Executive as follows: (y) one-half of the amount shall be paid in one (1) lump sum as soon as practicable following the Date of Termination; and (z) one-half shall be paid in equal monthly installments over the one (1) year period immediately following the Date of Termination. In the event the Institution is not in compliance with its minimum capital requirements or if such payments pursuant to this Section 5.2 would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

        Section 5.3 Continuation of Benefits Upon an Event of Termination. Upon
                    -----------------------------------------------------
the occurrence of an Event of Termination, the Institution will cause to be continued life, medical and dental coverage substantially identical to the coverage maintained by the Institution for Executive prior to her termination at no premium cost to the Executive, except to the extent such coverage may be changed in its application to all Institution employees. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

                                   ARTICLE 6

                               CHANGE IN CONTROL

        Section 6.1 Change in Control Defined. For purposes of this Agreement, a
                    -------------------------
"Change in Control" of the Institution shall mean an event of a nature that: (i) results in a Change in Control of the Institution within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a) as in effect on the Effective Date; or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) "any person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution representing 20% or more of the Institution's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Institution, or
(B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Institution's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though she were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or similar transaction occurs in which the Institution is not the resulting entity. The transaction contemplated by the Merger Agreement shall not constitute a Change in Control.

        Section 6.2 Change in Control Termination. If a Change in Control has
                    -----------------------------
occurred pursuant to Section 6.1 or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in Sections 6.3 and 6.4 upon her subsequent termination of employment at any time during the term of this Agreement due to: (1) Executive's dismissal or (2) Executive's voluntary resignation following any demotion, loss of title, office or significant authority or responsibility, material reduction in annual compensation or benefits or relocation of her principal place of employment by more than 25 miles from its location immediately prior to the Change in Control, unless such termination is because of her death, disability, retirement (on or after age sixty-five (65)) or termination for "Cause," as defined below.

        Section 6.3 Change in Control Payment. Upon Executive's entitlement to
                    -------------------------
benefits pursuant to Section 6.2, the Institution shall pay Executive, or in the event of her subsequent death, her beneficiary or beneficiaries, or her estate, as the case may be, the amount payable to the Executive as if her termination were pursuant to Section 5.1 hereof, and at such times as provided in Section
5.2. In the event the Institution is not in compliance with its minimum capital requirements or if such payments would cause the Institution's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Institution or successor thereto is in capital compliance. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

        Section 6.4 Continuation of Benefits Upon Change in Control. Upon the
                    -----------------------------------------------
Executive's entitlement to benefits pursuant to Section 6.2, the Institution will cause to be continued life, medical and dental coverage substantially identical to the coverage maintained by the Institution for Executive prior to her severance at no premium cost to the Executive, except to the extent that such coverage may be changed in its application for all Institution employees, for the remaining term of the Agreement, after which time such coverage and payments shall cease.

                                   ARTICLE 7

                     CHANGE IN CONTROL RELATED PROVISIONS

Notwithstanding the provisions of Article 6, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said Article (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any successor thereto, and in order to avoid such a result, Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by Article 6 shall be determined by Executive.

                                   ARTICLE 8

                             TERMINATION FOR CAUSE

The term "Termination for Cause" shall mean termination because of: (1) Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Institution, or (2) Executive's conviction of a crime or act involving moral turpitude or a final judgement rendered against Executive based upon actions of Executive which involve moral turpitude. For the purposes of this Article 8, no act, or failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Institution or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Article 9 hereof through the Date of Termination for Cause, stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Institution, the Holding Company or any subsidiary or affiliate thereof, vest. At the Date of Termination for Cause, such stock options and related limited rights and any unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Cause.

                                   ARTICLE 9

                                    NOTICE

        Section 9.1  Notice of Termination. Any purported termination by the
                     ---------------------
Institution or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

        Section 9.2  Date of Termination. "Date of Termination" shall mean the
                     -------------------
date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

                                  ARTICLE 10

                         POST-TERMINATION OBLIGATIONS

All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with this Article 10 for one (1) full year after the earlier of the expiration of this Agreement or termination of Executive's employment with the Institution. Executive shall, upon reasonable notice, furnish such information and assistance to the Institution as may reasonably be required by the Institution in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a Party.

                                   ARTICLE 11

                       NON-COMPETITION AND NON-DISCLOSURE

        Section 11.1 Non-Competition. Upon any termination of Executive's
                     ---------------
employment hereunder for any reason, including without limitation any termination pursuant to Article 6, Executive agrees not to compete with the Institution for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Institution has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Institution. The parties hereto, recognizing that irreparable injury will result to the Institution, its business and property in the event of Executive's breach of this Section 11.1, agree that in the event of any such breach by Executive, the Institution, will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employees and all persons acting for or under the direction of Executive. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

        Section 11.2 Non-Disclosure. Executive recognizes and acknowledges that
                     --------------
the knowledge of the business activities and plans for business activities of the Institution and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Institution. Executive will not, during or after the term of her employment, disclose any knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Institution. Further, Executive may disclose information regarding the business activities of the Institution to the Commissioner of Banks and Real Estate of the State of Illinois ("Commissioner") and the FDIC pursuant to a formal regulatory request. In the event of a breach or threatened breach by Executive of the provisions of this Section 11.2, the Institution will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Institution or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Institution from pursuing any other remedies available to the Institution for such breach or threatened breach, including the recovery of damages from Executive.

                                  ARTICLE 12

            EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS

This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Institution or any predecessor of the Institution and Executive including without limitation (a) the Prior Employment Agreement and (b) the Holding Company Agreement. This Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to her without reference to this Agreement.

                                  ARTICLE 13

                              REQUIRED PROVISIONS

        Section 13.1 The Institution may terminate the Executive's employment at any time, but any termination by the Institution, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under this Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause in accordance with Article 8 above.

        Section 13.2 If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Institution's affairs by a notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act, as amended (the "FDI Act"), (12 U.S.C. 1818(e)(3) and 12 U.S.C. 1818(g)(1), respectively), the obligations of the Institution under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Institution may in its discretion (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

        Section 13.3 If the Executive is removed and/or permanently prohibited from participating in the conduct of the affairs of the Holding Company or the Institution by an order issued under either Section 8(e)(4) or Section 8(g)(1) of the FDI Act (12 U.S.C. 1818(e)(1) and 12 U.S.C. 1818(g)(1), respectively), all obligations of the Institution under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

        Section 13.4 If the Institution is in default for reasons unrelated to conduct of the Executive, as defined in Section 3(x)(1) of the FDI Act (12 U.S.C. 1813(x)(1)), all obligations of the Institution under this Agreement shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected.

        Section 13.5 All obligations of the Institution under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Institution, (i) by the Federal Deposit Insurance Corporation (the "FDIC") at the time FDIC enters into an agreement to provide assistance to or on behalf of the Institution under the authority contained in Section 13(c) of the FDI Act (12 U.S.C. 1823(c)); or
(ii) by the Office of Thrift Supervision (the "OTS") at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Institution or when the Institution is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

        Section 13.6 Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
Section 1828(k) and any rules and regulations promulgated thereunder, including 12 C.F.R. Part 359.

                                  ARTICLE 14

                                 MISCELLANEOUS

        Section 14.1 No Attachment. Except as required by law, no right to
                     -------------
receive payments under her Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

        Section 14.2 Successors. This Agreement shall be binding upon and inure
                     ----------
to the benefit of Executive and the Institution and their respective successors and assigns.

        Section 14.3 Modification and Waiver. This Agreement may not be modified
                     -----------------------
or amended except by an instrument in writing signed by the parties hereto.

        Section 14.4 No Waiver. No term or condition of this Agreement shall be
                     ---------
deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

        Section 14.5 Severability. If, for any reason, any provision of this
                     ------------
Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

        Section 14.6 Headings for Reference Only. The headings of sections and
                     ---------------------------
paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        Section 14.7 Governing Law. This Agreement shall be governed by the laws
                     -------------
of the State of Illinois, unless otherwise stated herein.

        Section 14.8 Arbitration. Any dispute or controversy arising under or in
                     -----------
connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators sitting in a location selected by Executive within fifty (50) miles from the location of the Institution, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        Section 14.9 Payment of Costs and Legal Fees. In the event any dispute
                     -------------------------------
or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment or arbitration, Executive shall be entitled to the payment of reasonable legal fees incurred by Executive in resolving such dispute or controversy.

                                  ARTICLE 15

                                INDEMNIFICATION

The Institution shall continue to provide Executive (including her heirs, executors and administrators) with such coverage under the Institution's standard directors' and officers' liability insurance policy, if any, in place as of the Effective Date, at its expense, provided that such coverage and insurance remains available to the Institution at commercially reasonable rates and terms.

                                  ARTICLE 16

                         SUCCESSOR TO THE INSTITUTION

The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

                           [Signature Page to Follow]

IN WITNESS WHEREOF, Cerro Gordo Building and Loan, s.b. has caused this Agreement to be executed and its seal to be affixed hereunto by their duly authorized officers and directors, and Executive has signed this Agreement, on the _____ day of _______________, 2001.


ATTEST:                                 CERRO GORDO BUILDING AND LOAN, s.b.

_____________________________           By:___________________________________
[Name]                                  [Name]
Secretary

                                                  For the Board of Directors

WITNESS:

_____________________________           ______________________________________
                                        MARALYN F. HECKMAN
                                        Executive

        Solely for purposes of Article 1 hereof:


ATTEST:                                 CGB&L FINANCIAL GROUP, INC.


_____________________________           By:___________________________________
[Name]                                  [Name]
Secretary
                                                  For the Board of Directors

                                   EXHIBIT C

                   FORM OF LEGAL OPINION OF CGB&L'S COUNSEL

On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion that:

16. CGB&L is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing in any other jurisdiction where the nature of its properties and its business activities require such qualification. CGB&L is a registered bank holding company under the BHCA and has the corporate power and authority to own its properties and to carry on its business as it is now being conducted as a bank holding company.

17. The authorized capital stock of CGB&L consists of 900,000 shares of voting common stock, $0.01 par value per share, of which______ shares are duly issued and outstanding, and shares are held by CGB&L as treasury stock. To our knowledge, except as disclosed in the Agreement and the schedules thereto, and for the rights of Acquiror and Acquisition Corp under the Agreement, there are no shares of capital stock issued and outstanding, nor are there any options, agreements, contracts or other rights in existence to purchase or acquire from CGB&L any shares of capital stock of CGB&L, whether now or hereafter authorized or issued.

18. All outstanding shares of capital stock of CGB&L have been duly and validly authorized and issued and are fully paid and nonassessable and, to our knowledge, have not been issued in violation of any preemptive right of stockholders.

19. The Bank is an Illinois savings bank with its main office located in Cerro Gordo, Illinois, and is duly organized, validly existing and in good standing under the laws of the State of Illinois. The Bank has the power and authority to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it owns or holds under lease. To our knowledge, the Bank owns no voting stock or equity securities of any corporation, association, partnership or other entity, other than as disclosed in the Agreement and the schedules thereto.

20. All outstanding shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and nonassessable and, to our knowledge, have not been issued in violation of any preemptive right of shareholders. All of the issued and outstanding shares of the capital stock of the Bank are owned of record directly by CGB&L, and, to our knowledge, such shares are free and clear of all liens, charges and encumbrances of any kind whatsoever. The Bank is the only subsidiary of CGB&L.

21. To our knowledge, except as disclosed in the Agreement and the schedules thereto, there is no existing option, warrant, call, subscription or other agreement or commitment obligating CGB&L or the Bank to issue or sell, or to purchase or redeem, any shares of capital stock of CGB&L or the Bank.

22. The execution, delivery and performance of the Agreement and the transactions contemplated therein have been duly authorized by the board of directors of CGB&L and, in the case of the Agreement, approved by the stockholders of CGB&L, these being the only corporate authorizations thereof required of CGB&L under CGB&L's certificate of incorporation, its bylaws and applicable law. The Agreement constitutes the legal, valid and binding obligation of CGB&L enforceable in accordance with its terms.

23. The execution, delivery and performance by CGB&L of the Agreement and the consummation of the Contemplated Transactions by CGB&L will not violate, conflict with, or result in a breach of (a) the certificate of incorporation or bylaws of CGB&L or the charter or bylaws of the Bank, as the case may be, (b) any material lease, mortgage, contract, agreement, instrument, judgment, order or decree of which we have knowledge to which CGB&L or the Bank is a party or to which it or any of its respective properties or assets may be bound, (c) any federal or Delaware statute, code, ordinance, rule or regulation, or (d) any judgment, order, writ, arbitral award, decree or injunction applicable to CGB&L or any CGB&L Subsidiary of which we have knowledge.

24. To our knowledge, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of CGB&L or the Bank for consummation of the transactions contemplated by the Agreement.

25. To our knowledge, there are no actions, suits or proceedings, pending or threatened against or affecting CGB&L or the Bank, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which, in our opinion, based upon such knowledge, are likely to result in a material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of CGB&L and the CGB&L Subsidiaries taken as a whole.

                                   EXHIBIT D

                           FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is entered into as of the __ day of February, 2001, by and among CGB&L FINANCIAL GROUP, INC., a Delaware corporation (the "CGB&L"), DAVID BIJAN MOVTADY, a New York resident ("Acquiror"), GOLDEN NATIONAL ACQUISITION CORPORATION, a Delaware corporation that is wholly owned by Acquiror ("Acquisition Corp"), and each of the Directors or Officers of CGB&L or Cerro Gordo Building and Loan, s.b. (an Illinois savings bank that is wholly owned by CGB&L) who own stock in CGB&L (individually, the "Management Stockholder," and collectively, the "Management Stockholders").

                               R E C I T A L S:
                               - - - - - - - -

A. As of the date hereof, each of the Management Stockholders is the owner of the number of shares of the common stock of CGB&L, $0.01 par value, ("CGB&L Common Stock"), as is set forth opposite such Management Stockholder's name on the signature page attached hereto and such number of shares represents approximately the percentage of the issued and outstanding shares of the capital stock of CGB&L which is also set forth thereon opposite such Management Stockholder's name.

B. Acquiror is contemplating the acquisition of CGB&L by means of a merger (the "Merger") of Acquisition Corp with and into CGB&L pursuant to an Agreement and Plan of Merger dated of even date herewith (the "Merger Agreement").

C. Acquiror is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of CGB&L, including applying for and obtaining necessary approvals of federal and state banking authorities, unless all of the Management Stockholders enter into this Agreement. Pursuant to
Section 2.11 in the Merger Agreement, nothing contained herein shall be deemed to grant Acquiror an ownership interest in any shares of CGB&L Common Stock.

D. Each of the Management Stockholders believes it is in his or her best interest as well as the best interest of CGB&L for Acquiror and Acquisition Corp to consummate the Merger.

                             A G R E E M E N T S:
                             - - - - - - - - - -

        In consideration of the covenants and agreements of the parties herein contained and as an inducement to Acquiror to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Representations and Warranties. Each of the Management Stockholders
            ------------------------------
represents and warrants that as of the date hereof he or she owns beneficially and of record the number of shares of CGB&L Common Stock as is set forth opposite such Management

Stockholder's name on the signature page attached hereto, all of which shares are free and clear of all liens, pledges, security interests, claims, encumbrances, options and agreements to sell. Each of the Management Stockholders represents and warrants that such Management Stockholder has the sole voting power with respect to such shares of CGB&L Common Stock.

Section 2.  Voting Agreement. Each of the Management Stockholders hereby agrees
            ----------------
to vote all shares of CGB&L Common Stock now or at any time hereafter owned or controlled by him or her (the "Subject Shares") in favor of the Merger Agreement and the Merger at any meeting of stockholders of CGB&L called for the purpose of considering the approval of the Merger Agreement or the Merger. Each of the Management Stockholders further agrees not to vote his or her Subject Shares in favor of any acquisition of stock or of all or substantially all of the assets of CGB&L by any party other than Acquiror or its wholly-owned subsidiaries prior to the termination of this Agreement, nor shall he or she consent to such acquisition. Each of the Management Stockholders agrees that none of his or her Subject Shares shall be transferred without the prior written consent of Acquiror. At Acquiror's request, each of the Management Stockholders shall use his or her best efforts to cause any necessary meeting of stockholders of CGB&L to be duly called and held or any necessary consents of stockholders to be obtained for the purpose of approving either or both of the Merger Agreement and the Merger.

Section 3.  Termination. Notwithstanding any other provision of this Agreement,
            -----------
this Agreement shall automatically terminate on the earlier of: (a) the date of termination of the Merger Agreement as set forth in Article 10 thereof, as such termination provisions may be amended by CGB&L, Acquiror and Acquisition Corp from time to time; or (b) the Effective Time, as defined in the Merger Agreement.

Section 4.  Remedies. Each of the Management Stockholders understands and
            --------
acknowledges that if he or she should breach any of his or her covenants contained in this Agreement, the damage to Acquiror would be indeterminable in view of the inability to measure the ultimate value and benefit to Acquiror resulting from its contemplated future ownership and control of CGB&L, and that Acquiror therefore would not have an adequate remedy at law in respect of any such breach. Each of the Management Stockholders therefore agrees that in addition to any other remedy available to Acquiror at law or in equity, Acquiror shall be entitled to specific performance of this Agreement by such Management Stockholder upon application to any court having jurisdiction over the parties.

Section 5.  Amendment and Modification. This Agreement may be amended, modified
            --------------------------
or supplemented at any time by the written approval of such amendment, modification or supplement by CGB&L, Acquiror, Acquisition Corp and all of the Management Stockholders.

Section 6.  Entire Agreement. This Agreement evidences the entire agreement
            ----------------
among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and written agreements related thereto. Except for the Merger Agreement, this Agreement supersedes any agreements among any of CGB&L, its stockholders, Acquiror or Acquisition Corp concerning the acquisition, disposition or control of CGB&L Common Stock.

Section 7.  Severability. The parties agree that if any provision of this
            ------------
Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 8.  Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

Section 9.  Governing Law. The validity, construction, enforcement and effect of
            -------------
this Agreement shall be governed by the internal laws of the State of Illinois.

Section 10. Headings. The headings for the sections of this Agreement are
            --------
inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

Section 11. Successors; Assignment. This Agreement shall be binding upon and
            ----------------------
inure to the benefit of CGB&L, Acquisition Corp and Acquiror, and their successors and permitted assigns, and each of the Management Stockholders and such Management Stockholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of any Management Stockholder. This Agreement may be assigned only by Acquiror, and then only to an Affiliate of Acquiror.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.


                                                  David Bijan Movtady

                                                  GOLDEN NATIONAL ACQUISITION
                                                  CORPORATION


                                                  By:
                                                  David Bijan Movtady
                                                  President

                                                  CGB&L FINANCIAL GROUP, INC.


                                                  By:
                                                  Maralyn F. Heckman
                                                  President


                           [Signature Page Continued]

                                                           PERCENTAGE
MANAGEMENT STOCKHOLDERS              SHARES OWNED           OWNERSHIP
                                     ------------           ---------


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%


Name                                    _____                 _____%

                                AMENDMENT NO. 1

                                      TO

                         AGREEMENT AND PLAN OF MERGER


                                     AMONG

                             DAVID BIJAN MOVTADY,

                         CGB&L FINANCIAL GROUP, INC.,

                                      AND

                    GOLDEN NATIONAL ACQUISITION CORPORATION



      Original Agreement and Plan of Merger dated as of February 16, 2001

                              AMENDMENT NO. 1 TO
                         AGREEMENT AND PLAN OF MERGER

     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of the 27th day of March, 2001, is entered into among DAVID BIJAN MOVTADY, a resident of the State of New York, CGB&L FINANCIAL GROUP, INC., a Delaware corporation, and GOLDEN NATIONAL ACQUISITION CORPORATION, a Delaware corporation.

                               R E C I T A L S:
                               - - - - - - - -

     A. The parties hereto have entered into that certain Agreement and Plan of Merger dated as of February 16, 2001 (the "Merger Agreement").

     B. The parties hereto desire to amend and modify the Merger Agreement in accordance with the terms and subject to the conditions set forth in this Amendment. As amended and modified by this Amendment, the Merger Agreement may be referred to as the "Agreement".

     C. The parties desire to amend the terms of the Merger Agreement to (i) clarify an ambiguity in the Merger Agreement by modifying the definition of "Total Purchase Price" set forth in the Merger Agreement and (ii) correct a misstatement in a representation made by CGB&L. The parties agree to undertake such modifications all in accordance with the terms, subject to the conditions and in reliance upon the recitals, representations, warranties and covenants set forth herein and in the Merger Agreement.

     D. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              A G R E E M E N T:
                              - - - - - - - - -

     A.   Amendment to the Definition of "Total Purchase Price". Section
          ----------------------------------------------------
3.1(b)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

          "(ii) The "Total Purchase Price" shall be equal to the sum of (x) an amount to be paid by Acquiror equal to $2,353,686.50 minus the positive difference, if any, between (1) the CGB&L Equity Benchmark and (2) CGB&L's Adjusted Stockholders' Equity, plus (y) an amount equal to the aggregate full option exercise price payable by optionees with respect to the number of CGB&L Stock Options used to calculate the aggregate Option Spread pursuant to Section 3.1(a)(iii)."
                      -------------------

     B.   Amendment to Section 4.5 of the Merger Agreement. The first sentence
          ------------------------------------------------
of Section 4.5 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "The authorized capital stock of CGB&L currently consists exclusively of: (a) 900,000 shares of CGB&L Common Stock, $0.01 par value per share, of which (i) 99,000 shares are duly issued, fully paid and non-assessable (ii) 97,063 shares are duly issued and outstanding, fully paid and non-assessable, (iii) 1,937 shares are, and immediately prior to the Closing will be, held by CGB&L as treasury shares, and (iv) 9,150 shares have been reserved for issuance in respect of outstanding CGB&L Stock Options, and (b) 100,000 shares of preferred stock, $0.01 par value per share, none of which are issued and outstanding."

     C.   Additional Terms.
          ----------------

          (i)   Effectiveness. The provisions of this Amendment will become
                -------------
effective upon its execution by the parties hereto.

          (ii)  The Agreement. All references in the Merger Agreement to the
                -------------
term "Agreement" shall be deemed to refer to the Agreement referenced in this Amendment.

          (iii) Amendment and Merger Agreement to be Read Together. This
                --------------------------------------------------
Amendment supplements and is part of the Merger Agreement, and the Merger Agreement and this Amendment shall henceforth be read together and shall constitute the Agreement. Except as otherwise set forth herein, the Merger Agreement shall remain in full force and effect.

          (iv)  Counterpart. This Amendment may be executed in two or more
                -----------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be duly executed as of the day and year first written above.

                                                  /s/ David Bijan Movtady
                                                  ------------------------------
                                                  David Bijan Movtady

                                                  GOLDEN NATIONAL ACQUISITION
                                                  CORPORATION



                                                  By: /s/ David Bijan Movtady
                                                      --------------------------
                                                      David Bijan Movtady
                                                      President

                                                  CGB&L FINANCIAL GROUP, INC.




                                                  By: /s/ Maralyn F. Heckman
                                                      --------------------------
                                                      Maralyn F. Heckman
                                                      President

                                                                      Appendix B

                   [OLIVE CORPORATE FINANCE LLC LETTERHEAD]

April 18, 2001


Board of Directors
CGB&L Financial Group, Inc.
229 East South Street
Cerro Gordo, IL 61818

To the Board of Directors:

You have requested our Opinion ("Opinion") as to the fairness, from a financial point of view, to the shareholders of CGB&L Financial Group, Inc. ("CGB&L") of the merger ("Merger") of CGB&L among David Bijan Movtady ("Mr Movtady") and Golden National Acquisition Corporation ("Acquisition Corporation"), as set forth in the Agreement and Plan of Merger ("Agreement") between CGB&L, Mr. Movtady, and Acquisition Corporation National dated February 16, 2001 as amended.

The terms of the Agreement provide, among other things, that subject to the Merger receiving approvals from the shareholders of CGB&L and from the required regulatory agencies and authorities; and subject to the satisfaction of certain other conditions, each of the shareholders of CGB&L shall be entitled to receive cash consideration in the amount of $23.00 per share of common stock (subject to adjustment as set forth in the agreement) having a par value of $0.01 per share.

In connection with our Opinion, we have, among other things:

     (i) Reviewed the Agreement and the Proxy Statement relating to the Special Meeting of the Shareholders of CGB&L to be held in connection with the Merger;

     (ii) Reviewed CGB&L Annual Reports to Shareholders on Form 10-KSB for the fiscal years ended March 31, 1999 and March 31, 2000 and Annual Reports to Shareholders for the eleven months ended March 31, 1997 and the fiscal year ended March 31, 1998 and Quarterly Reports on Form 10-QSB dated June 30, 2000, September 30, 2000, and December 31, 2000; Consolidated Reports of Condition and Income filed with the Federal Deposit Insurance Corporation dated June 30, 2000, September 30, 2000 and December 31, 2000; Uniform Bank Performance Report dated December 31, 2000 and various internal financial reports regarding the operations and the financial condition of CGB&L. Olive also reviewed statistical performance data regarding the loan portfolio and securities portfolio of CGB&L. In reviewing the aforementioned information, Olive took into account its assessment of general market and financial conditions, its experience in other transactions, and its knowledge of the banking industry generally;

     (iii) Participated in discussions with members of the senior management of CGB&L regarding past and current business operations, financial condition and future prospects of the companies;

Board of Directors
CGB&L Financial Group, Inc.
April 18, 2001
Page 2

     (iv) Reviewed the financial terms, to the extent publicly available, of certain recent business combinations of US, Midwest and Illinois thrifts; and

     (v) Performed such other analyses and considered such other factors as we have deemed appropriate.

In conducting our review and arriving at our Opinion, we have relied upon the accuracy and completeness of all financial and other information provided to us without independent verification. We have not made any independent valuation or appraisal of the assets or reserves against future liabilities or losses of CGB&L. We have also taken into account our assessment of general economic, market, and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally.

Olive, as part of its investment banking business, is engaged in the valuation of banks and thrifts and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various purposes. Olive is a Member of the NASD and SIPC.

Olive has never acted as a market maker for the common stock of CGB&L or Acquisition Corporation. Except as described in this section and this engagement, neither CGB&L, Mr. Movtady, or Acquisition Corporation has had any material or compensable relationship with Olive during the past two years. Over the past two years, Olive's affiliate, Olive LLP has been engaged by CGB&L to provide audit and other accounting related services. Fees paid by CGB&L in fiscal 2000 and 1999 were $18,729 and $48,300, respectively. Neither Olive nor any of its affiliates has a material financial interest in CGB&L or Acquisition Corporation or with Mr. Movtady.

Based upon and subject to the foregoing and such other matters we considered relevant, it is our Opinion that as of the date hereof, the terms and consideration of the Merger are fair to CGB&L's shareholders from a financial point of view.

Sincerely,

/s/ Olive Corporate Finance LLC

OLIVE CORPORATE FINANCE LLC

                                                                      Appendix C


                              SECTION 262 OF THE
               GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                        RELATING TO DISSENTERS' RIGHTS

(S) 262. Appraisal rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of
this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                          CGB&L FINANCIAL GROUP, INC.
                          ---------------------------

          This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Maralyn Heckman and John A. Sochor, DDS, and each of them, with or without the other, as the true and lawful proxies of the undersigned, with full power of substitution, to vote as designated below, all shares of Common Stock $.01 par value per share, of CGB&L Financial Group, Inc. (the "Company") that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the "Special Meeting"), to be held at the Hope Welty Library, 100 South Madison, Cerro Gordo, Illinois 61818 on Wednesday, May 30, 2001 at 7:00 p.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

The shares represented by this proxy, when this proxy is properly executed, will be voted in the manner directed herein by the undersigned, and if no direction is made, the shares represented by this proxy will be voted "FOR" the approval of the merger and "FOR" the approval of the motion to adjourn the Special Meeting, if necessary, to solicit additional proxies with respect to approval of the Agreement and Plan of Merger, as amended. The stockholder may revoke this proxy at any time before it is voted.

             PLEASE MARK VOTES IN BOXES BELOW USING DARK INK ONLY.

             The following have all been proposed by the Company:

                                                                  For         Against      Abstain
1. Approval of the Agreement and Plan of Merger among David       [_]          [_]           [_]
   Bijan Movtady, Golden National Acquisition Corporation
   and CGB&L Financial Group, Inc. dated February 16, 2001,
   as amended on March 27, 2001, and the transactions
   contemplated thereby.
                                                                  For         Against      Abstain
2. Approval of motion to adjourn the Special Meeting, if          [_]          [_]           [_]
   necessary, to solicit additional proxies with respect to
   approval of the Agreement and Plan of Merger, as amended.

3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Special Meeting or any adjournments thereof and, if a nominee is unable to serve, to vote for a substitute.


                    Comments/      Date:___________________________, 2001
                      [_]
                     Change      Signature(s):___________________________

                      of           Signature(s):_________________________

                     Address Note: Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing officer or partner, give full title as such. If a corporation, please sign in corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.